As filed with the Securities and Exchange Commission on December 8, 2005


                                                     Registration No. 333-127923

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              BIGSTRING CORPORATION
                 (Name of small business issuer in its charter)

        Delaware                      7389                      20-0297832
(State or jurisdiction     (Primary Standard Industrial       (I.R.S. Employer
  of incorporation or       Classification Code Number)      Identification No.)
      organization)


                                 3 Harding Road
                                     Suite F
                           Red Bank, New Jersey 07701
                                 (732) 741-2840
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and place of business)

                                 Darin M. Myman
                                 3 Harding Road
                                     Suite F
                           Red Bank, New Jersey 07701
                                 (732) 741-2840
            (Name, including zip code, address and telephone number,
                   including area code, of agent for service)


                        Copies of all communications to:

                              Paul T. Colella, Esq.
                        Giordano, Halleran & Ciesla, P.C.
                        125 Half Mile Road, P.O. Box 190
                          Middletown, New Jersey 07748
                                 (732) 741-3900

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         Calculation of Registration Fee

--------------------------------------------------------------------------------------------------------------------
                                                           Proposed             Proposed
                                                       maximum offering         maximum
    Title of each class of          Amount to be             price             aggregate              Amount of
 securities to be registered       registered (1)        per share (2)      offering price (2)    registration fee
--------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.0001 par        15,212,670 (3)          $    0.48          $ 7,302,082             $  860 (4)
       value per share
--------------------------------------------------------------------------------------------------------------------

            Total                  15,212,670 (3)                             $ 7,302,082             $  860 (4)
--------------------------------------------------------------------------------------------------------------------

(1) Represents shares to be sold by the selling stockholders named herein. Pursuant to Rule 416(b) of the Securities Act of 1933, there are also registered hereunder such additional number of shares as may be issued or become issuable as a result of stock splits, stock dividends or similar transactions.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price in the table above are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933. These estimates were calculated based on the initial offering price of $0.48 per share for the sale of shares being offered to the public by the selling stockholders.

(3) Of this amount, 1,246,707 shares of common stock are subject to a currently exercisable warrant with a per share exercise price of $0.16, and 1,196,838 shares of common stock are subject to a currently exercisable warrant with a per share exercise price of $0.20.


(4) Of this amount, $671 was paid by the registrant prior to the filing of this registration statement on August 28, 2005 and the remaining $189 was paid by the registrant prior to the filing of amendment no. 1 to this registration statement on October 21, 2005


      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell nor does it seek an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.


                  Subject to Completion, Dated December 8, 2005


PROSPECTUS

                              BIGSTRING CORPORATION
                        15,212,670 Shares of Common Stock

      This prospectus relates to the sale of up to 15,212,670 shares of BigString Corporation common stock by certain persons who are or may become stockholders of BigString. We are not offering for sale in this offering any shares of our common stock for the benefit of BigString and, therefore, will not receive any of the proceeds from the sale of shares of common stock offered hereby. All costs associated with the registration of the shares of common stock being offered by the selling stockholders will be paid by BigString.

      The shares of common stock may be offered by the selling stockholders and/or their registered representatives from time to time during the twelve months following the date of this prospectus. There is currently no trading market for our common stock. The selling stockholders will offer their shares of common stock covered by this prospectus at a price of $0.48 per share unless and until our common stock is included for quotation on the Nasdaq Over-the-Counter Bulletin Board Trading System or a market for our common stock otherwise develops. Thereafter, shares of common stock may be offered from time to time at prevailing market prices.

      We do not now when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may sell some, all or none of the shares being offered hereby.

      Investment in the shares of common stock offered hereby involves certain significant risks. See "Risk Factors" for certain information that should be considered before purchasing any shares of our common stock.

      No underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is December 8, 2005.

                                TABLE OF CONTENTS


                                                                                             PAGE
Prospectus Summary..............................................................................3

Risk Factors....................................................................................6

Special Note Regarding Forward-Looking Statements..............................................13

Use of Proceeds................................................................................14

Market for Common Stock........................................................................14

Dividends......................................................................................14

Determination of Offering Price................................................................14

Selected Financial Data........................................................................15

Management's Discussion and Analysis or Plan of Operation......................................16

Principal Stockholders and Security Ownership of Management....................................23

Description of Business and Services...........................................................26

Government Regulation..........................................................................31

Management.....................................................................................32

Related Party Transactions.....................................................................37

Description of Common Stock....................................................................38

Shares Eligible for Future Sale................................................................39

Selling Stockholders...........................................................................41

Plan of Distribution...........................................................................45

Legal Matters..................................................................................47

Experts........................................................................................47

Disclosure of Commission Position on Indemnification for Securities Act Liabilities............48

Additional Information.........................................................................48

Index to Financial Statements.................................................................F-1


      You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

                               PROSPECTUS SUMMARY

      This summary highlights selected information contained elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements. Unless otherwise indicated in this prospectus, or the context otherwise requires, references to "we," "us" or "our" refer to BigString Corporation and its subsidiary, Email Emissary, Inc., and not to the selling stockholders.

Our Business

      BigString Corporation has developed an innovative email service, referred to as "BigString," that allows users to easily send, recall, erase, self-destruct and secure email transmissions, as well as provide additional privacy and security through non-printable emails. In addition to our free email service product, we offer premium email service products and applications such as spam filters, virus protection, additional storage, multiple email addresses and secure mail, which are offered in several different packages at various prices and may be purchased by the users of our BigString email service. We market our BigString email service to various providers and customers throughout the world and, as of September 30, 2005, had over 600 paying customers. We have filed for a patent with the United States Patent and Trademark Office seeking to protect our intellectual property rights associated with our BigString email service. Specifically, this patent covers the BigString software, methodology and business process for recallable, erasable email.

      We also affiliate with other Internet companies, such as ValueClick, Inc. and LinkShare Corporation, regarding advertisements and other marketing promotions which can be accessed through our website (www.bigstring.com). For example, through these marketing affiliations, we post banner ads (an advertisement for a specific company or product) on our website which generate revenue for us if our users access such advertisements and purchase the products and services offered. Moreover, certain of our marketing affiliations generate revenue for us when our users visit another website using our services. As of September 30, 2005, we have generated less than $225 in advertising revenue.

      We recently introduced an email rewards program, pursuant to which we will share any revenue generated from advertising and marketing affiliations with the "active users" of our email services, which are defined as those users who are registered email subscribers and have logged onto their account within 30 days of the date that the revenue is received. In addition, pursuant to our shopping rewards program, a user who purchases through our website will share in the revenue received by us as a result of such purchases.


      Our business did not begin to generate revenue until the second half of 2004. For the nine months ended September 30, 2005, we had total revenue of $3,709 and from our inception on October 8, 2003 through December 31, 2004, we generated $5,762 in revenue. In addition, we have not yet generated a profit. As of September 30, 2005, accumulated net losses from our continuing operations were $2,606,688.

BigString's principal office is located at 3 Harding Road, Suite F, Red Bank, New Jersey 07701, and our telephone number at such location is (732) 741-2840.

Our History and Plans for the Near Future

      BigString was incorporated in the State of Delaware on October 8, 2003 under the name "Recall Mail Corporation." The company's name was formally changed to BigString Corporation in July 2005. BigString was formed, together with Email Emissary, Inc., incorporated in the State of Oklahoma on August 7, 2003, to develop technology that would allow the user of email services to have comprehensive control, security and privacy relating to the email generated by the user. Email Emissary was later acquired by BigString in July 2004 and is currently BigString's only subsidiary. In March 2004, the BigString email service was introduced to the market.

      BigString recently raised approximately $1,750,000 though the private placement of shares of its common stock. BigString will use these proceeds to continue the development of its email service through the addition of new features as well as the enhancement of existing features. BigString also contemplates using a portion of the proceeds to increase exposure of the BigString email services and website through general advertisements and other marketing promotions.

Purpose of the Offering

      BigString is currently registering shares of its common stock that were previously issued by BigString in private placements or are subject to outstanding warrants. Pursuant to registration rights agreements entered into by BigString and several investors in BigString's common stock, BigString is obligated to register such investors' shares for sale. In addition to the investors who have entered into registration rights agreements with BigString, BigString has allowed certain other investors to include for registration certain of their shares of BigString common stock. It is anticipated that these selling stockholders will sell certain of their shares in this offering. However, BigString will not sell any shares of its common stock in this offering and, therefore, will not receive any of the proceeds from the sale of shares of common stock offered hereby by the selling stockholders. See "Use of Proceeds."

Summary of the Offering

Common Stock Being Offered by
Selling Stockholders..................     Up to 15,212,670 shares.

Price.................................     The selling stockholders will offer
                                           their shares of common stock covered
                                           by this prospectus at a price of
                                           $0.48 per share unless and until our
                                           common stock is included for
                                           quotation on the OTC Bulletin Board
                                           or a market for our common stock
                                           otherwise develops. Thereafter,
                                           shares of common stock may be offered
                                           from time to time at prevailing
                                           market prices.

Use of Proceeds.......................     BigString will not receive any of the
                                           proceeds from the sale of shares of
                                           common stock offered hereby by the
                                           selling stockholders. See "Use of
                                           Proceeds."

Risk of Investment....................     The purchase of the shares of common
                                           stock offered hereby involves certain
                                           significant risks. See "Risk
                                           Factors."

Plan of Distribution..................     Each selling stockholder is entitled
                                           to sell the shares as they deem
                                           appropriate; provided, however, that
                                           the sales price will be $0.48 per
                                           share unless and until our common
                                           stock is included for quotation on
                                           the OTC Bulletin Board or a market
                                           for our common stock otherwise
                                           develops. See "Plan of Distribution."


Expiration Date of Offering...........     The offering by the selling
                                           stockholders will expire one year
                                           from the date of this prospectus
                                           (December ___, 2006).

                                  RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this prospectus, including the consolidated financial statements and notes thereto of BigString, before deciding to invest in our common stock. If any of the following risks occur, our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected.

                 Risks Related to the Operation of Our Business

      We cannot assure you that we will become profitable since we have a limited operating history, insignificant revenue and plan to increase our expenses to develop our business.


      To date, we have not generated a profit and, as of September 30, 2005, had accumulated net losses of $2,606,688. Our limited operating history, lack of significant revenue to date and the uncertainty of the market in which we operate, make it very difficult for us to predict our future results of operations or whether we will achieve profitability. We expect to considerably increase our operating expenses in the future, particularly expenses relating to licensing and developing technology, payroll, sales and marketing, general corporate matters and compliance with applicable securities laws. You may lose all or substantially all of your investment if we are unable to continue to develop our business and generate a profit.


      We may need additional capital to fund our operations until we are able to generate a profit.

      Our cash balance as of September 30, 2005 was $1,126,700. For the next twelve months we expect to expend approximately $480,000 on general and administrative expenses such as rent, utilities, supplies and employee compensation, approximately $150,000 on professional and legal services, approximately $100,000 on research and development and approximately $250,000 on marketing.

      We do not expect that our revenue will cover our expenses during the next twelve months. As a result, we expect to incur losses which may require us to raise additional capital. We cannot assure you that we will be able to raise additional capital on terms favorable to us or at all. Our inability to raise capital could require us to significantly curtail our operations. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below the price you paid for your shares.

      If search engines were to alter their algorithms or otherwise restrict the flow of consumers visiting our website, our financial results would suffer.

      Search engines and portals serve as origination websites for consumers in search of information. We rely heavily on search engines for a substantial portion of the users visiting our website, www.bigstring.com. If Google (the primary search engine directing traffic towards our website), or other search engines were to decide to change the algorithms responsible for directing search/queries, or if they were to restrict the flow of consumers visiting www.bigstring.com, we would experience a significant decrease in traffic and revenues which would in turn adversely affect our financial condition.

      The markets for our services are highly competitive with limited barriers to entry.

      We are competing for business in markets which have many established companies. Many of these companies have greater financial, personnel and other resources, longer operating histories, more technological expertise, more recognizable names and more established relationships than we do. The saturation of established companies in the markets in which we compete limits the ability of newer companies such as BigString to attract business in such markets. If we are unable to attract sufficient business in these markets, our revenue will not increase and our ability to generate a profit will be diminished.

      If we do not continue to develop and provide products and services that are useful to users, especially the BigString erasable, recallable email application, we may not remain competitive, and our revenues and operating results could suffer.

      Our success depends on developing and providing products and services, especially the BigString erasable, recallable email application. Several of our competitors, such as America Online, Yahoo, Microsoft and Hotmail.com, continue to develop innovations. As a result, we must continue to invest resources in research and development in order to enhance our product technology and introduce further innovative, easy-to-use products and services. If we are unable to further develop our BigString application and services, users may become dissatisfied and cease using our products.

      Our business depends on our ability to strengthen our brand. If we are not able to enhance public awareness of our products and services, we will be unable to increase user traffic and will fail to attract advertisers, which may result in lost revenues.

      Expanding and strengthening public awareness of our brand is critical to the success of our business. Strengthening our brand may require us to make substantial investments and these investments may not be successful. If we are unable to continuously deliver quality services, at reasonable costs, our brand name will suffer.

      We are dependent upon maintaining and expanding our computer and communications systems. Failure to do so could result in interruptions and failures of our products and services which would make our products and services less attractive to consumers, and, therefore, subject us to lost revenue as a result of a loss of customers, including advertisers.

      Our ability to provide high quality customer service largely depends on the efficient and uninterrupted operation of our computer and communications systems to accommodate the customers, including advertisers, using our products and services. Our failure to maintain high capacity data transmission without system downtime and improve our network infrastructure would adversely affect our business and results of operations.

      We have had sporadic interruptions to our computer and communications systems, primarily due to power outages. The operation of our computer and communications systems was interrupted for approximately eight hours in 2004 due to power outages and a router connection issue with an Internet service provider and for approximately 10 hours in 2005 due to planned hardware and software upgrades and, to a lesser extent, power outages. To reduce interruption to our computer and communications systems due to power outages, we have installed a backup, stand-alone generator and added battery support.

      If we were to lose the services of our key personnel, we may not be able to execute our business strategy which could result in the failure of our business.

      Our future ability to execute our business plan depends upon the continued service of our executive officers, including Darin M. Myman, our President and Chief Executive Officer, David L. Daniels, our Chief Technology Officer, Todd M. Ross, our Chief Financial Officer and Treasurer, Adam M. Kotkin, our Chief Operating Officer and Secretary, and Charles A. Handshy, Jr., our Chief Information Officer, and other key technology, marketing, sales and support personnel or other employees. We currently do not have any employment agreements with our key personnel. However, key technology support personnel, including David L. Daniels and Charles A. Handshy, Jr., are required to enter into a non-disclosure, non-competition and assignment of inventions agreement with BigString, which provides, among other things, that the employee will not compete with us or solicit any of our customers or employees for a period of one year after his or her employment terminates for any reason. If we lost the services of one or more of our key personnel, or if one or more of our executive officers or employees joined a competitor or otherwise competed with us, our business may be adversely affected. In particular, the services of key members of our research and development team would be difficult to replace. We cannot assure you that we will be able to retain or replace our key personnel.

      Our patent application may not be granted.

      We have applied for United States' patent protection for the software design which is the primary focus of BigString's development and business activities. The application remains pending. There can be no assurance that the patent application will be granted, or, if granted, will provide adequate protection to BigString. In the event our patent application is denied, we will continue to offer our BigString products and services, but will be more susceptible to other companies copying our products and services and thereby limiting any competitive advantage such products and services may have provided to us. We also intend to rely on whatever protection the law affords to trade secrets, including unpatented know-how. Other companies, however, may independently develop equivalent or superior technologies or processes and may obtain patents or similar rights with respect thereto.

      Third parties could claim that BigString is infringing on their intellectual property rights, which could result in substantial costs, diversion of significant managerial resources and significant harm to BigString's reputation.

      There can be no assurance that our technology does not and will not infringe on the patents of others. In the event of infringement, we could, under certain circumstances, be required to modify the infringing process or obtain a license. There can be no assurance that we would be able to do either of these things in a timely manner or at all, and failure to do so could reduce our revenues by limiting the products and services offered by us. In addition, there can be no assurance that BigString will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If any of the products developed by BigString infringe upon the patent or proprietary rights of others, BigString could, under certain circumstances, be enjoined or become liable for damages, could limit our business and reduce our cash.

      Misappropriation of our intellectual property could harm our reputation, affecting our competitive position and resulting in us having to expend money.

      Our ability to compete with other software companies depends in part upon the strength of our proprietary rights in our technologies. We believe that our intellectual property will be critical to our success and competitive position. We currently operate in Australia, Canada, China, England, India, Indonesia, Iraq, Mexico, Morocco, New Zealand, Nigeria, the Philippines, Saudi Arabia, South Africa, Taiwan and the United Arab Emirates, as well as the United States of America. We rely on a combination of U.S. and foreign patent, copyright, trademark and trade secret laws to establish and protect our proprietary rights. In particular, we rely upon our patent application for Universal Recallable, Erasable, Secure and Timed Delivery Email, Serial No. 10/827,199; our service mark for the word "BigString, Serial No. 78336856; and the protection of our proprietary information afforded by the Lanham Act of 1946, 15 U.S.C. ss.ss. 1051-1127; the Economic Espionage Act of 1996, 18 U.S.C. ss. 1832; the Uniform Trade Secrets Act; as well as by common-law. If we are unable to protect our intellectual property against unauthorized use by third parties, our reputation could be damaged and our competitive position weakened.

      Attempts may be made to copy aspects of our products and services or to obtain and use information that we regard as proprietary. Accordingly, we may not be able to prevent misappropriation of our technology or deter others from developing similar technology. Our strategy to deter misappropriation could be undermined if:

      o the proprietary nature or protection of our methodologies are not recognized in the United States or foreign countries;

      o third parties misappropriate our proprietary methodologies and such misappropriation is not detected; and

      o competitors create applications similar to ours but which do not technically infringe on our legally protected rights.

      If these risks materialize, we could be required to spend significant amounts to defend our rights and divert critical managerial resources. In addition, BigString's proprietary methodologies may decline in value or its rights to them may become unenforceable. If any of the foregoing were to occur, our revenues could decrease and our expenses could increase, resulting in a decrease in our profits or increase in our losses.

      Government regulation and legal uncertainties may require us to incur significant expenses in complying with any new regulations.

      The laws and regulations applicable to the Internet and our products and services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. This legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations. Because the increased use of the Internet has burdened the existing telecommunications infrastructure and many areas with high Internet usage have begun to experience interruptions in phone services, local telephone carriers have petitioned the United States Federal Communications Commission to regulate the Internet and to impose access fees. Increased regulation or the imposition of access fees could substantially increase the costs of communicating on the Internet, potentially decreasing the demand for our products and services. A number of proposals have been made at the federal, state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce and could adversely affect us. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, copyright, defamation, obscenity and personal privacy is uncertain. We may be subject to claims that our products violate such laws. Any new legislation or regulation in the United States or abroad or the application of existing laws and regulations to the Internet could damage our business and cause our stock price to decline.

      Due to the global nature of the Internet, it is possible that the governments of other states and foreign countries might attempt to regulate its transmissions or prosecute us for violations of their laws. We might unintentionally violate these laws. Such laws may be modified, or new laws may be enacted, in the future. Any such development could limit our products and services and make it more costly for us to conduct business.

      Our compliance with the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules and regulations concerning internal controls and reporting may be time consuming, difficult and costly for us.

      We are a new company and our officer and directors have had limited dealings with public company compliance with applicable federal and state securities laws, including the Sarbanes-Oxley Act of 2002. It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act and other applicable securities laws. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly-traded companies to obtain. If we fail to be fully compliant with applicable federal securities laws, trading in our common stock would be adversely affected and the value of our common stock would likely decrease.

      Experienced computer programmers, or hackers, may attempt to penetrate our network security from time to time.

      Although we have not experienced any material security breaches to date, a hacker who penetrates our network security could misappropriate proprietary information or cause interruptions in our services. We might be required to expend significant capital and resources to protect against, or to alleviate, problems caused by hackers. We do not currently have a fully redundant system for our family of websites. We also may not have a timely remedy against a hacker who is able to penetrate our network security. In addition to purposeful security breaches, the inadvertent transmission of computer viruses could expose us to litigation or to a material risk of loss.

                  Risks Related to Trading in Our Common Stock

      Since there is no trading market for our common stock, you may not be able to resell any of the shares you purchase or may have to sell your shares at a substantially reduced price.

      Our common stock is not currently eligible for trading on any stock exchange and there can be no assurance that our common stock will be listed on any stock exchange or quoted on any quotation system in the future. We intend to work with one or more registered broker-dealers in order for our common stock to be included for quotation on the OTC Bulletin Board. However, there can be no assurance that our common stock will be included for quotation on the OTC Bulletin Board or that a trading market will otherwise develop for our common stock.

      Even if our common stock is listed on the OTC Bulletin Board, the OTC Bulletin Board tends to be highly illiquid, in part because there is no national exchange or quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in particular stocks. There is a greater chance of market volatility for securities that trade on the OTC Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including: the lack of readily available price quotations; the absence of consistent administrative supervision of "bid" and "ask" quotations; lower trading volume; and general market conditions. If no market for our shares materializes, you may not be able to sell your shares of BigString common stock or may have to sell your shares at a significantly lower price. Therefore, shares of our common stock should be purchased only by those persons who can afford to hold such shares for an indefinite period and who do not have a need for liquidity of their investment.

      Our common stock may be considered a "penny stock" and may be difficult to sell.

      The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Penny stocks are generally not traded on a national stock exchange or on Nasdaq and generally are securities issued by companies that have minimal net tangible assets and short corporate histories as well as minimal revenues. The market price of our common stock is expected to be less than $5.00 per share and, therefore, it may be designated as a "penny stock" according to Securities and Exchange Commission rules. This designation requires any broker-dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares.

      We may issue additional shares in the future which would result in dilution to our existing stockholders.


      BigString's amended and restated certificate of incorporation authorizes the issuance of 249,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of December 1, 2005, there were 52,770,125 shares of common stock issued and outstanding. Our board of directors has the authority to issue additional shares up to the authorized capital stated in

BigString's amended and restated certificate of incorporation. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or other types of property, or to provide additional financing in the future. The issuance of any additional shares of our common stock may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any additional shares of our common stock, such issuance also will cause a reduction in the proportionate ownership and voting power of stockholders not acquiring shares in such offering. Further, any such issuance could result in a change of control of our corporation.


      As of December 1, 2005, we had warrants outstanding to acquire 2,558,545 shares of our common stock as follows:


         Date of Issuance               Number of Shares        Exercise Price ($)          Expiration Date
         ----------------               ----------------        ------------------          ---------------
       June 15, 2002                           15,000                 $.25                    January 1, 2007
       January 1, 2005                         50,000                 $.25                    January 1, 2007
       January 1, 2005                         50,000                 $.25                    January 1, 2007
       September 23, 2005                   1,196,838                 $.20                 September 23, 2010
       September 23, 2005                   1,246,707                 $.16                 September 23, 2010

      The existence of below-market warrants could impair our ability to raise additional capital through the sale of our equity securities. In addition, in the event our common stock is quoted on the OTC Bulletin Board or a market for our common stock otherwise develops, the market price of our common stock may be lower after taking into account any below-market warrants.

      We cannot assure you that any of our outstanding warrants will be exercised. Exercise of these warrants will result in dilution of the proportional interests of our stockholders at the time of exercise, and, to the extent that the exercise price is less than the book value of the common stock at that time, dilution of the book value per share of the common stock.

                     Risks Related to Our Capital Structure

      Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.


      Our executive officers and directors beneficially owned as of December 1, 2005, in the aggregate, approximately 53.54% of our outstanding common stock, which includes shares held by their spouses. These stockholders will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur. In the event that all of the shares offered in this prospectus which are held by our executive officers and directors are sold, our executive officers and directors will beneficially own 27,880,000 shares, which would represent approximately 52.78% of our outstanding common stock.

      Provisions under Delaware law could discourage a takeover that stockholders may consider favorable.

      Delaware law could make it more difficult for a third party to acquire us. Specifically, Section 203 of the Delaware General Corporation Law, to which BigString is subject, may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Some of the statements under the sections in this prospectus captioned "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis or Plan of Operation," "Description of Business and Services" and elsewhere in this prospectus constitute forward-looking statements. Those statements could be affected by known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels or activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

      In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                                 USE OF PROCEEDS

      BigString is not selling any of the shares of common stock offered hereby, and, therefore, will not receive any of the proceeds from the sale of shares of common stock covered by this prospectus.

                             MARKET FOR COMMON STOCK

      Although we intend to work with one or more registered broker-dealers in order for our common stock to be included for quotation on the OTC Bulletin Board, there is currently no public market for our common stock. We cannot provide any assurance that our common stock will be quoted on the OTC Bulletin Board or that a market will otherwise develop for our common stock.


      As of December 1, 2005:


      o the number of registered holders of BigString's common stock was 100;

      o     the number of outstanding shares of our common stock was 52,770,125;
            and

      o there were 2,558,545 shares of common stock subject to outstanding warrants.

                                    DIVIDENDS

      It is anticipated that cash dividends will not be declared on BigString's common stock in the foreseeable future. Our dividend policy is subject to certain regulatory considerations and the discretion of our board of directors and depends upon a number of factors, including operating results, financial condition and general business conditions. Holders of common stock are entitled to receive dividends as, if and when declared by our board of directors out of funds legally available therefor. We may pay cash dividends if net income available to stockholders fully funds the proposed dividends, and the expected rate of earnings retention is consistent with capital needs, asset quality and overall financial condition.

                         DETERMINATION OF OFFERING PRICE

      There is currently no established public market for the shares of common stock being offered hereby. As a result, the offering price and other terms and conditions of our shares have been arbitrarily determined and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

                             SELECTED FINANCIAL DATA


      The following selected financial data of BigString (a development stage company) as of December 31, 2004 and 2003 and for the year ended December 31, 2004 and the period October 8, 2003 (date of formation) through December 31, 2003, are derived from the audited consolidated financial statements of BigString. Operating results for the nine months ended September 30, 2005 and 2004 are derived from consolidated financial statements that have not been audited by independent accountants. However, in the opinion of management, the selected financial data for such periods includes all adjustments (which include normal recurring adjustments) necessary for a fair presentation of the data. Operating results for the nine months ended September 30, 2005 are not necessarily indicative of results that may be expected for the entire year ending December 31, 2005. The selected financial data as of December 31, 2004 and 2003 and for the year ended October 31, 2004 and the period October 8, 2003 (date of formation) through December 31, 2003, and as of September 30, 2004 and for the nine months ended September 30, 2004 and 2003, should be read in conjunction with the consolidated financial statements of BigString and the related notes thereto and management's discussion and analysis thereof appearing elsewhere in this prospectus.


                                                                                                          Period
                                                                                                        October 8,
                                                                                                      2003 (Date of
                                                                                                        Formation)
                                                        Nine Months Ended             Year Ended         through
                                                          September 30,              December 31,      December 31,
                                                 -----------------------------       ------------      ------------
                                                     2005              2004              2004              2003
                                                 -----------       -----------       -----------       -----------
                                                 (unaudited)       (unaudited)
Income Statement Data:

Total revenue .............................      $     3,709       $       279       $     5,762       $        --

Operating costs and expenses ..............        1,846,341           419,069           746,833            29,583
                                                 -----------       -----------       -----------       -----------

Operating (loss) from
    continuing operations .................       (1,842,632)         (418,790)         (741,071)          (29,583)

Net (loss) from continuing
operations ................................      $(1,836,085)      $  (418,790)      $  (741,036)      $   (29,567)
                                                 ===========       ===========       ===========       ===========

Per share data:
Net (loss) basic and diluted ..............      $     (0.04)      $     (0.02)      $     (0.03)      $     (0.00)

                                                    As of
                                                September 30,            As of December 31,
                                                -------------      -----------------------------
                                                     2005              2004              2003
                                                 -----------       -----------       -----------
                                                 (unaudited)
Balance Sheet Data:

Total current assets ......................      $ 1,130,269       $    13,808       $    20,140

Total current liabilities .................           96,106            39,502             6,407

Stockholders' equity ......................        4,737,354         4,356,148            15,433

                           MANAGEMENT'S DISCUSSION AND
                          ANALYSIS OR PLAN OF OPERATION


      The following plan of operation is intended to describe BigString's anticipated plan of operation for the twelve months following the date of this prospectus. In addition to our plan of operation, we have provided below information about BigString's financial condition and results of operations for the nine months ended September 30, 2005 and 2004 and the year ended December 31, 2004 and the period October 8, 2003 (date of formation) through December 31, 2003. This information should be read in conjunction with BigString's unaudited consolidated financial statements for the nine months ended September 30, 2005, including the related notes thereto, which are included on pages F-17 through F-25 of this prospectus, and BigString's audited consolidated financial statements for the year ended December 31, 2004 and the period October 8, 2003 (date of formation) through December 31, 2003, including the related notes thereto, which are included on pages F-3 through F-16 of this prospectus.


Background

      BigString was incorporated in the State of Delaware on October 8, 2003 under the name "Recall Mail Corporation." The company's name was formally changed to BigString Corporation in July 2005. BigString was formed, together with Email Emissary, incorporated in the State of Oklahoma on August 7, 2003, to develop technology that would allow the user of email services to have comprehensive control, security and privacy relating to the email generated by the user. Email Emissary was later acquired by BigString in July 2004 and is currently BigString's only subsidiary.


Development Stage Company

      BigString is considered a development stage enterprise as defined in Financial Accounting Standards Board Statement No. 7, "Accounting and Reporting for Development Stage Companies." BigString has limited revenue to date and there is no assurance the technology developed by BigString will be commercially successful, or that BigString will achieve a profitable level of operations.


Overview

      In order for us to grow our business and increase our revenue, it is critical for us to attract and retain new customers. For us to increase our revenue, we need to establish a large customer base. The more users of our free email services provides us with more opportunities to sell our premium services, which could result in increased revenue. In addition, a large customer base may attract other Internet based advertising and marketing firms to affiliate with us, which would result in increased advertising revenues.

      Certain criteria we review to measure our performance are set forth below:

            o     the number of first time users of our email services;

            o     the number of repeated users of our email services;

            o     the number of pages of our website viewed by a user;

            o     the number of free accounts;

            o     the number of paid accounts;

            o the number of users of our free email services who purchase one of our premium product packages;

            o the length of time between the activation of a free account and the conversion to a paid account;

            o     the number of paying customers at each product level; and

            o the retention rate of customers, including the number of account closures and the number of refund requests.

Critical Accounting Policies

      Our discussion and analysis of our financial condition and results of operations are based upon BigString's consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires BigString to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, BigString evaluates its estimates, including those related to intangible assets, income taxes and contingencies and litigation. BigString bases its estimates on historical expenses and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

      BigString believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

      Revenue Recognition. BigString recognizes online service revenue over the period that services are provided. Other revenues, which consist principally of electronic commerce and advertising revenues, as well as data network service revenues, are recognized as the services are performed. Unearned revenue consists primarily of prepaid electronic commerce and advertising fees and annual prepaid subscription fees billed in advance.


      Consistent with the provisions of EITF Issue No. 99-19, "Reporting Revenue Gross As A Principal Versus Net As An Agent," BigString recognizes revenue as a principal from advertising and marketing affiliations. BigString shares any revenue generated from advertising and marketing affiliations with the "active users" of its email services, as defined. Fifty percent of the revenue generated from advertising and marketing affiliations will be distributed to the "active users" in amounts that will be determined by BigString and based on the registered subscriber's status and up to twenty percent of such revenue will be distributed as referral fees to those users who participated in the referral source of the advertising revenue. Accordingly, corresponding distributions to "active users" and referral fees are recorded as a component of cost of revenue.

      Stock-Based Compensation. BigString issues shares of its common stock to non-employees as stock-based compensation. BigString accounts for the services using the fair market value of the services rendered. BigString evaluates the fair market value of the services to the actual services performed to see if the value assigned to the services actually reflects the value BigString is receiving.

      Intangible Assets. The valuation of intangible assets have been determined by management after considering a number of factors. On an annual basis, BigString tests for impairment. If the carrying value of the intangible assets exceeds the present value of estimated future cash flows, the intangible asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

      Should the impairment loss be significant, the charge to operations could have a material adverse effect on BigString's results of operations and financial condition.

Plan of Operation

      We commenced operations on October 8, 2003. For the year ended December 31, 2003, we had no revenue and $29,583 in expenses. We incurred expenses in connection with organizing BigString, researching and developing our BigString email service and products and implementing initial marketing strategies. Most of these expenses were funded through issuances by BigString of shares of its common stock. Our net loss for the year ended December 31, 2003 was $29,567.


      For the year ended December 31, 2004, we had $5,762 in revenue and $746,833 in expenses, including amortization expense of $440,281 relating to the amortization of the intangible assets (patent application and trademark) acquired by BigString through its acquisition of Email Emissary on July 16, 2004, as we introduced our BigString email services and products to the market in March 2004 and continued developing such service and products and implementing our marketing strategies. Our net loss for the year ended December 31, 2004 was $741,036.

      For the nine months ended September 30, 2005, we had $3,709 in revenue and $1,846,341 in expenses, including amortization expense of $720,000 relating to the amortization of the intangible assets (patent application and trademark) acquired by BigString through its acquisition of Email Emissary on July 16, 2004, as we continued to introduce our BigString email service and products to the market through general advertising and newspaper and magazine articles and television stories about BigString and our services and products, and registered shares of our common stock for the selling stockholders. Our net loss for the nine months ended September 30, 2005 was $1,836,085.


      As we grow, our operating expenses will increase in connection with sales and marketing, technology licensing and development and general and administrative needs to support our growth. Therefore, our plan of operation for the twelve months following the date of this prospectus includes:

      o Increased sales and marketing expenses. Sales and marketing expenses consist primarily of compensation for sales and marketing persons and costs associated with travel, public relations, sales and other promotional materials, trade shows, advertising and other sales and marketing programs. During the next twelve months, we expect to expend approximately

$250,000 on our sales and marketing promotions, including a comprehensive advertising campaign to promote our BigString email service and products. As part of this advertising campaign, we have agreed to expend approximately $117,000 on thirteen weeks of advertising on the Kim Komando radio show, newsletter and website. We have also entered into an agreement with Chesapeake Media for the placement of radio and television commercials about us. Chesapeake Media will be paid a fixed fee for each customer of BigString who purchases a premium package through a promotion broadcasted by Chesapeake Media and will receive a percentage of the business accounts revenue generated from such broadcasts for a period of one year. We also anticipate hiring six commission based sales persons in the first quarter of 2006. In addition, we have just employed, as of October 3, 2005, a new programmer/developer and anticipate hiring another 1-3 programmers/developers in the next 12 months. Further, we will hire additional employees on an as-needed basis.

      o Increased general and administrative expenses. General and administrative expenses consist primarily of rent, utilities, supplies and compensation for personnel and fees for outside professional advisors. During the next twelve months, we expect to expend approximately $480,000 on general and administrative expenses as we add staff and infrastructure to support our expected business growth. We also expect to expend approximately $150,000 on legal and accounting costs over the next twelve months, as a result of BigString's compliance with applicable federal and state securities laws and the general growth of our business.

      o Increased research and development expenses. Research and development expenses consist primarily of compensation for our technology staff, costs associated with the application for our patent and other intellectual property related expenses. We expect to expend $100,000 on research and development expenses in the next twelve months as we continue to enhance and modify our software technology and products.


      Except for upgrades and enhancements to our existing computer equipment and software, we do not plan to make any significant additions to our property or equipment in the next twelve months. We do not anticipate expending more than $75,000 for computer equipment and software upgrades and enhancements in the next twelve months.


      We anticipate that we will incur net losses for the next twelve months. The extent of these losses will be contingent, in part, on the amount of net revenue generated from customers. It is possible that our operating losses will increase in the future and that we will never achieve or sustain profitability.

      Our limited operating history makes predicting future operating results very difficult. We believe that you should not rely on our current operating results to predict our future performance. You must consider our prospects in light of the risks, expenses and difficulties encountered by companies in new and rapidly evolving markets. We may not be successful in addressing these risks and difficulties.

      Our actual expenditures and business plan may differ from this plan of operation. Our board of directors may decide not to pursue this plan, or may decide to modify it based on new information or limits in the amount of available financing.

Results of Operations
For the Nine Months Ended September 30, 2005 and 2004


      Net Loss. For the nine months ended September 30, 2005, our net loss was $836,085, as compared to a $418,790 net loss for the same period in 2004, primarily due to a $520,000 increase in amortization expense relating to the amortization of the intangible assets (patent application and trademark) acquired by BigString through its acquisition of Email Emissary on July 16, 2004, and increased development and administrative costs and professional and consulting fees.


      Revenues. For the nine months ended September 30, 2005, our total revenues were $3,709, as compared to $279 in revenues for the same period in 2004. Of the revenues generated for the nine months ended September 30, 2005, $3,381 was generated from the purchase of our products and $328 was generated from advertisers, whereas all of our revenue for the nine months ended September 30, 2004 was generated from the purchase of our products. We did not begin to generate revenue from the utilization of our BigString services and the purchase of our products until the third quarter of 2004.


      Expenses. Total expenses for the nine months ended September 30, 2005 were $1,846,341, a $1,427,272 increase over total expenses of $419,069 incurred in the same period in 2004, primarily due to an increase in amortization expense and increased development and administrative costs and professional fees. This significant increase in expenses over the same prior year period was primarily attributable to a $520,000 increase in amortization expense relating to the amortization of the intangible assets (patent application and trademark) acquired by BigString through its acquisition of Email Emissary on July 16, 2004, an increase in payroll for such period by approximately $101,992, relating to the staffing of six full-time employees and one part-time employee, an increase in legal expenses for such period by approximately $112,706, relating to our proposed transaction with UniverCell Holdings, Inc., which was terminated prior to completion in May of 2005, the registration of our common stock for the selling stockholders and the preparation of BigString for compliance as a public reporting company under applicable federal securities laws, and the payment of approximately $115,000 in consulting fees relating to the operation of our business.


      Interest Income. Interest income was $6,547 for the nine months ended September 30, 2005, as compared to no interest income for the same prior year period. This increase in interest income was due to the significant increase in BigString's cash balance resulting from several private placements conducted by BigString during the nine months ended September 30, 2005.

      Income Taxes. No tax provision has been recorded for 2005 and 2004 as a result of our accumulated operating losses.

For the Year Ended December 31, 2004 and the Period
October 8, 2003 (Date of Formation) through December 31, 2003


      Net Loss. For the year ended December 31, 2004, our net loss from operations was $741,036, as compared to a $29,567 net loss for the period October 8, 2003 (date of formation) through December 31, 2003, primarily due to the $440,281 amortization expense incurred in 2004 which relates to the amortization of the intangible assets (patent application and trademark) acquired by BigString through its acquisition of Email Emissary on July 16, 2004. The net loss for 2004 resulted from the operation of BigString for a twelve month period, whereas the net loss for 2003 resulted from the operation of BigString for less than a three month period.


      Revenues. For the year ended December 31, 2004, our total revenues were $5,762, as compared to no revenues for the period October 8, 2003 (date of formation) through December 31, 2003. We did not begin to generate revenue from the utilization of our BigString service and products until the third quarter of 2004.

      Expenses. Total expenses for the year ended December 31, 2004 were $746,833, a $717,250 increase over total expenses of $29,583 incurred in the period October 8, 2003 (date of formation) through December 31, 2003, primarily due to the $440,281 amortization expense incurred in 2004 which relates to the amortization of the intangible assets (patent application and trademark) acquired by BigString through its acquisition of Email Emissary on July 16, 2004. The total expenses for 2004 were for a twelve month period, whereas the total expenses for 2003 were for less than a three month period.


      Interest Income. Interest income was $35 for the year ended December 2004, as compared to $16 for 2003. This increase in interest income was due to the increase in BigString's cash balance resulting from several private placements conducted by BigString during the year ended December 31, 2004.

      Income Taxes. No tax provision has been recorded for 2004 and 2003 as a result of our accumulated operating losses.

Liquidity and Capital Resources

      Our operating and capital requirements have exceeded our cash flow from operations as we have been building our business. Since inception, we have expended approximately $1,408,173 for operating and investing activities, which has been primarily funded by investments of approximately $2,000,000 from our stockholders.

      Our cash balance as of September 30, 2005 was $1,126,700, which was an increase of $1,112,892 over our cash balance of $13,808 as of December 31, 2004. This significant increase to our cash balance was attributable to the approximately $1,750,000 raised by BigString through private placements of its common stock in 2005. Management believes the current cash balance is sufficient to fund the current minimum level of operations for the next twelve months. For the next twelve months we expect to expend approximately $480,000 on general and administrative expenses such as rent, utilities, supplies and employee compensation, approximately $150,000 on professional and legal services, approximately $100,000 on research and development, and approximately $250,000 on marketing. More specifically, to implement its plan of operation, BigString anticipates expending approximately $82,000 per month over the next 12-month period.

      If future revenue is not sufficient to fund the growth of our business, we may need additional funds. There can be no assurance that such funds will be available to us or that adequate funds for our operations, whether from debt or equity financings, will be available when needed or on terms satisfactory to us. Our failure to obtain adequate additional financing may require us to delay or curtail some or all of our business efforts. Any additional equity financing may involve substantial dilution to our then-existing stockholders.

      Our officers and directors have not, as of the date of this filing, loaned any funds to BigString. There are no formal commitments or arrangements to advance or loan funds to BigString or repay any such advances or loans.

                           PRINCIPAL STOCKHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT


      The following table sets forth information as of December 1, 2005, with respect to the beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of BigString's common stock, which is the only class of BigString's capital stock with shares issued and outstanding, by (1) each director of BigString, (2) the president and chief executive officer of BigString (represents the only person who qualifies as a "named executive officer" under applicable federal securities laws), (3) each person or group of persons known by BigString to be the beneficial owner of more than 5% of BigString's outstanding common stock, and (4) all directors and executive officers of BigString as a group:


                                                                                      Beneficial Ownership of
                                                                                            Common Stock
                                                                             ------------------------------------------
Name of Beneficial Owner - Directors, Officers and 5% Stockholders           No. of Shares (1)         Percent of Class
------------------------------------------------------------------           -----------------         ----------------
Darin M. Myman (2) (3) (4) (5).........................................            9,000,000              17.06%

David L. Daniels (2) (3) (6) (7).......................................            8,000,000              15.16%

Charles A. Handshy, Jr. (2) (3) (8) (9)................................            8,000,000              15.16%

Todd M. Ross (2) (3) (10)..............................................            1,625,000               3.08%

Adam M. Kotkin (2) (3) (11)............................................              700,000               1.33%

Marc Dutton (2) (3)....................................................              650,000               1.33%

Barbara Musco (2) (3) (12).............................................              305,000                .58%

Jo Myman (2) (13)......................................................            9,000,000              17.06%

Deborah K. Daniels (2) (14)............................................            8,000,000              15.16%

June E. Handshy (2) (15)...............................................            8,000,000              15.16%

Alfred L. Pantaleone (16) (17) ........................................            6,700,000              12.70%


Mark Shefts (18) (19)..................................................            3,068,545               5.56%


All Directors and Executive Officers as a Group
    (7 persons) (5) (7) (9) (12).......................................           28,280,000              53.54%

(1) In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of BigString's common stock if he or she has voting or investment power with respect to such security. This includes shares (a) subject to options exercisable within 60 days, and (b)(1) owned by a spouse, (2) owned by other immediate family members, or (3) held in trust or held in retirement accounts or funds for the benefit of the named individuals, over which shares the person named in the table may possess voting and/or investment power.


(2) This executive officer and/or director, or spouse of an executive officer and/or director, maintains a mailing address at 3 Harding Road, Suite F, Red Bank, New Jersey 07701.


(3)   Such person serves as a director of BigString.

(4)   Mr. Myman serves as the President and Chief Executive Officer of
      BigString.

(5) Includes 100,000 shares registered in the name of Mr. Myman's wife, Jo Myman, and 900,000 shares held by Mr. Myman for the benefit of Mr. and Mrs. Myman's children under the Uniform Transfers to Minors Act. Mr. Myman disclaims any beneficial interest in the shares held by his wife and the shares held by him as custodian for his children.

(6)   Mr. Daniels serves as Chief Technology Officer of BigString.

(7) Includes 4,000,000 shares registered in the name of Mr. Daniels' wife, Deborah Daniels, as to which shares he disclaims any beneficial interest.

(8)   Mr. Handshy serves as Chief Information Officer of BigString.

(9) Includes 4,000,000 shares registered in the name of Mr. Handshy's wife, June Handshy, as to which shares he disclaims any beneficial interest.

(10)  Mr. Ross serves as Chief Financial Officer and Treasurer of BigString.

(11)  Mr. Kotkin serves as Chief Operating Officer and Secretary of BigString.

(12)  Includes 50,000 shares subject to a currently exercisable warrant.

(13)  Includes (a) 8,000,000 shares registered in the name of her husband, Darin
      M. Myman, and (b) 900,000 shares held by Mr. Myman for the benefit of Mr. and Mrs. Myman's children under the Uniform Transfers to Minors Act, as to which shares Mrs. Myman disclaims any beneficial ownership.

(14) Includes 4,000,000 shares registered in the name of her husband, David Daniels, as to which shares she disclaims any beneficial interest.

(15) Includes 4,000,000 registered in the name of her husband, Charles A. Handshy, Jr., as to which shares she disclaims any beneficial interest.

(16) Alfred Pantaleone maintains a mailing address at 25 Ely Road, Holmdel, New Jersey 07733.

(17) Includes 1,200,000 shares held by Mr. Pantaleone as custodian for the benefit of his children under the Uniform Transfers to Minor Act, as to which shares he disclaims any beneficial interest.

(18) Mark Shefts maintains a mailing address at P.O. Box 656, Tuxedo Park, New York 10987.

(19) Includes 625,000 shares held by the Shefts Family LP and 2,443,545 shares subject to two currently exercisable warrants held by Shefts Associates, Inc. Mr. Shefts disclaims beneficial ownership of these shares except to the extent of his respective ownership interest in these entities.

                      DESCRIPTION OF BUSINESS AND SERVICES

Background

      BigString Corporation has developed an innovative email service, referred to as "BigString," that allows users to easily send, recall, erase, self-destruct and secure email transmissions, as well as provide additional privacy. The concept of recallable email was conceived a few years ago by one of BigString's founders and current President and Chief Executive Officer, Darin M. Myman. After inadvertently sending an email to a prospective client which contained sensitive pricing and customer information, Mr. Myman unfortunately learned that there was no way for him to retrieve the email before the prospective client had the opportunity to review the contents thereof. As a result of this frustrating experience, Mr. Myman and certain other members of BigString's management team focused on developing a technology that would allow users to have comprehensive control, security and privacy of their email.

Business Strategy

      In the past several years, the email industry has migrated from an advertising model to a blended model that includes advertising and subscriptions. Email service providers now offer premium service products which include, among other features, value-added services such as advanced spam filters, advanced virus protection, additional storage, multiple email addresses and secure email. In addition to our free email service product, we offer premium email service products and applications such as spam filters, virus protection, additional storage, multiple email addresses and secure mail, which are offered in several different packages at various prices and may be purchased by the users of our BigString email service.

      In addition to our email services and products, we also enter into market affiliations with other Internet companies. We are currently affiliated with ValueClick, Inc. and LinkShare Corporation. We generate advertising revenue when our users purchase products through advertisements posted on our website as a result of our market affiliations. Further, we sometimes generate revenue through these market affiliations when our users access other websites.

      We recently introduced an email rewards program and a shopping rewards program on our website. Pursuant to our email rewards program, we will share any revenue generated from advertising and marketing affiliations with the "active users" of our email services, which are defined as those users who are registered email subscribers and have logged onto their account within 30 days of the date that the revenue is received. Our shopping rewards program enables a user who shops through our website to share in the revenue received by BigString as a result of such user's purchases.

Products and Services

      BigString Email Service - BigString is a web-based, POP3 (a protocol used to retrieve email from a mail server) server email service solution. Our patent pending technology provides a user with the ability to manage and control content sent by email. The user's email will execute through the BigString server but such execution will be transparent to the sender and recipients of the email.

      A user of our BigString email services will have his, her or its email transposed from a text-based message through BigString's server, and an exact, replicated image of the email will be instantaneously streamed to the recipient. The recipient never actually receives the content; but only receives images of the content.

      The user of the BigString email service and products can transparently edit, recall, cancel, and erase the email as well as insert or delete attachments, even after the email has been sent out and opened. All the subsequent changes by the sender will be completely transparent to the recipient. In addition, the sender has complete control over the life and duration of the email. The sender can have the email self-destruct or disappear after a defined number of views or after a certain time period.

      BigString currently offers services equivalent to those provided by its competitors, such as anti-spam, anti-virus, non-printable, add and delete attachments, opened report, set number of views and secure email, in addition to our erasable, recallable and self destroying applications.

      Products Offered - BigString currently offers to its customers one of four varying packages:

      o     BigString Free (No Charge).

      o     BigString Plus ($17.95 per year).

      o     BigString Premium ($29.95 per year).

      o     BigString Business ($149.95 per year).

      BigString Free comes with 5 MB of storage and permits the user to send twenty emails per month. It is accessed by the user through the web and each user is given one address. BigString Plus comes with 50 MB of storage and the user can send 300 emails per month through this package. It also is accessed through the web and each user is given one address. BigString Premium comes with 250 MB of storage and an unlimited number of emails may be sent by the user through this package. It also is accessed by the user through the web or the user can select to use a standard email client such as Outlook or Eudora and each user is provided one address. BigString Business is the most complete package offered by BigString. BigString Business comes with a component where BigString will act as the user's domain host. In addition, this package provides five email addresses, with more available at an additional cost. Further, business users can send an unlimited number of emails and have 250 MB of storage available per address with more storage available at additional costs to the customer.


      As of December 1, 2005, there were 41,306 subscribers to BigString Free, 115 subscribers to BigString Plus, 660 subscribers to BigString Premium, and 6 subscribers to BigString Business.


      Technical and Customer Support - Customer support for BigString's email service and products is available in three different ways:

      o Live Chat. The ability for a BigString user to communicate through a JAVA (a type of programming language) based instant messenger in real time.

      o Email Support. The ability for customers to contact BigString support through email.

      o Phone Support. The ability for customers to contact BigString support via the telephone.

      Historically, the customers of BigString's services and products have required very little support. For those customers who have requested support, such request for support usually declined after the initial establishment of a BigString account. BigString continuously reviews its support capabilities and updates and enhances such capabilities to meet the needs of the users of its products and services. In the future, BigString may outsource the support of its products and services to cost effective call centers or service providers.

      Also available on the BigString website is a Frequently Asked Questions section and BigString is currently composing a comprehensive BigString User Guide. We believe that BigString's Frequently Asked Questions section usually can resolve most of a user's problems. As our business grows and we introduce new products or enhancements to existing products, we expect our Frequently Asked Questions section to be updated on a continuous basis.

Market Affiliations

      We affiliate with other Internet companies, such as ValueClick, Inc. and LinkShare Corporation, regarding advertisements and other marketing promotions which can be accessed through our website. Through these marketing affiliations, advertisements, such as banner ads, are posted on our website and may be accessed by our users. In addition, advertising websites may be accessed directly through our website. Generally, we do not contract directly with advertisers, but rather those advertisers post on our website through our marketing affiliates. Our marketing affiliates are obligated to pay us a portion of the revenue they receive from advertisers, as compensation for BigString's sale of promotional space on its website.

      Generally, we generate revenue when our users access the advertisements or advertising websites and purchase products and services. In addition, we sometimes generate revenue based on the number of our users accessing advertisements and advertisers' websites.

Rewards Programs


      Email Rewards Program. We recently introduced an email rewards program on our website. Pursuant to this program, we will share any revenue generated from advertising and marketing affiliations with the "active users" of our email services, which are defined as those users who are registered email subscribers and have logged onto their account within 30 days of the date that the revenue is received. "Active users" consist of both paying and non-paying users of our email services. Fifty percent of the revenue generated from advertising and marketing affiliations will be distributed to the "active users" in amounts that will be determined by BigString and based on the registered subscriber's status (i.e., BigString Free, BigString Plus, BigString Premium or BigString Business), and up to twenty percent of such revenue will be distributed as referral fees to those users who participated in the referral of the source of the advertising revenue.

      Shopper Rewards Program. In addition to our email rewards program, we offer a shopper rewards program. A user of our email services who shops through our website will share in the revenue received by us as a result of the user's purchases. Fifty percent of the advertising revenue generated from the purchase of a product through BigString's website will be distributed to the purchaser of such product, and up to twenty percent of such revenue will be distributed as referral fees to those users who participated in the referral of the source of the advertising revenue. The user does not have to be an "active user" to benefit from this program.


Protection of Proprietary Rights

      We rely on a combination of U.S. and foreign patent, copyright, trademark and trade secret laws to establish and protect our proprietary rights. In particular, we rely upon our patent application for Universal Recallable, Erasable, Secure and Timed Delivery Email, Serial No. 10/827,199; our service mark for the word "BigString, Serial No. 78336856; and the protection to our proprietary information afforded by the Lanham Act of 1946, 15 U.S.C. ss.ss. 1051-1127; the Economic Espionage Act of 1996, 18 U.S.C. ss.1832; the Uniform Trade Secrets Act; as well as by common-law. If issued by the United States Patent and Trademark Offices, the patent for Universal Recallable, Eraseable and Timed Delivery Email will expire 20 years for the date our patent application was filed or on April 18, 2024. Our service mark will not expire provided that we continue make routine filings to keep it current with the United States Patent and Trademark Office.


      Under the U.S. patent laws, our rights to the intellectual property which is the subject of our patent application may not be infringed upon by a third party. As we have applied for a patent, we may assert provisional rights as to the intellectual property covered thereby. BigString may obtain a reasonable royalty from a third party that infringes on an application claim, provided actual notice is given to the third party by BigString and a patent issues from the application with a substantially identical claim.


Market

      We currently market to Internet users who seek to utilize the Internet as their source for e-mail services. Generally, our products and services can be readily accessed through the Internet and thus from virtually anywhere where the Internet is accessible. BigString seeks to reward the users of its products and services by sharing its advertising based revenues with them.

Competition

      We have existing competitors for our businesses who have greater financial, personnel and other resources, longer operating histories, more technological expertise, more recognizable names and more established relationships in industries that we currently serve or may serve in the future. Increased competition, our inability to compete successfully against current or future competitors, pricing pressures or loss of market share could result in increased costs and reduced operating margins, which could harm our business, operating results, financial condition and future prospects. Many of these firms are well established, have reputations for success and have significantly greater financial, marketing, distribution, personnel, and other resources than us. Further, we may experience price competition, and this competition may adversely affect our financial position and results of operations or adversely affect our revenues and profitability.

      The markets for our services are highly competitive. With limited barriers to entry we believe the competitive landscape will continue to increase both from new entrants to the market as well as from existing players. We remain focused on delivering better, more advanced and innovative services than our competitors.

Legal Proceedings

      We are not a party to, and none of our property is the subject of, any pending legal proceedings. To our knowledge, no governmental authority is contemplating any such proceedings.

Employees

      We have 6 full time employees and 1 part time employees. We believe that our relationship with employees is satisfactory. We have not suffered any labor problems since our inception.

Properties


      We occupy space at 3 Harding Road, Suite F, Red Bank, New Jersey 07701. Our Red Bank office has approximately 1200 square feet of office space. Our operating lease for these premises expires on May 31, 2007. The current monthly occupancy rate is $1,800.00 per month. We believe this facility will be adequate to meet our requirements for the foreseeable future and that suitable additional space will be available if needed.




      We also occupy office space at 113 W. Dawes, Suite 111, Bixby, Oklahoma 74008. Our Bixby, Oklahoma office has approximately 550 square feet of office space. Our operating lease for these premises expires on December 31, 2005. The current annual occupancy rate is approximately $8.73 per square foot. We believe that this facility will be adequate to support our Oklahoma-based operation.

      Other than the two named premises above, we do not own or lease any other property or real estate.

                              GOVERNMENT REGULATION

      We do not currently face direct regulation by any governmental agency, other than laws and regulations generally applicable to businesses.

      Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted in the U.S. and abroad with particular applicability to the Internet. It is possible that governments will enact legislation that may be applicable to us in areas including network security, encryption, data and privacy protection, electronic authentication or "digital" signatures, access charges and retransmission activities. Moreover, the applicability to the Internet of existing laws governing issues including property ownership, content, taxation, defamation and personal privacy is uncertain.

      The majority of laws that currently regulate the Internet were adopted before the widespread use and commercialization of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Any export or import restrictions, new legislation or regulation or governmental enforcement of existing regulations may limit the growth of the Internet, increase our cost of doing business or increase our legal exposure. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

      Violations of local laws may be alleged or charged by state or foreign governments, and we may unintentionally violate local laws. Local laws may be modified, or new laws enacted, in the future. Any of these developments could have a material adverse effect on our business, results of operations and financial condition.

                                   MANAGEMENT

Executive Officers

      The name, age and position of each person who serves as an executive officer of BigString are set forth below and brief summaries of their business experience and certain other information with respect to each of them is set forth in the information which follows the table:

Name                            Age                      Position
----                            ---                      --------

Darin M. Myman                   40        President and Chief Executive Officer

Adam M. Kotkin                   26        Chief Operating Officer and Secretary

Todd M. Ross                     33        Chief Financial Officer and Treasurer

Charles A. Handshy, Jr.          33        Chief Information Officer

David L. Daniels                 59        Chief Technology Officer

      There are no family relationships among the current executive officers of BigString. None of the executive officers of BigString are directors of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of
Section 15(d) of the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Darin M. Myman, a co-founder of BigString, has served as the President and Chief Executive Officer of BigString since its inception on October 8, 2003. He also has served as a member of BigString's board of directors since BigString's inception. From November 2001 until October 2003, Mr. Myman was a self-employed Internet marketing and business consultant and, from March 2001 until November 2001, he served as Executive Vice President of InsuranceGenie.com. Prior to his employment by InsuranceGenie.com, Mr. Myman was a co-founder and Chief Executive Officer of LiveInsurance.com, the first online insurance brokerage agency, from March 1999 until December 2000. Prior to co-founding LiveInsurance.com, he served as a Vice President of the online brokerage services unit of Westminster Securities Corporation from January 1995 until March 1999.

Adam M. Kotkin, a co-founder of BigString, has served as the Chief Operating Officer of BigString since its inception on October 8, 2003 and as Secretary since August 17, 2005. He also has served as a member of BigString's board of directors since June 29, 2005. Prior to joining BigString, from June 2002 until December 2003, Mr. Kotkin was a paralegal in the law firm of Swidler, Berlin, Shereff & Friedman, LLP. From April 2001 until August 2001, he served as a business manager for InsuranceGenie.com. Prior thereto, Mr. Kotkin served as business developer and sales manager at LiveInsurance.com from March 1999 until December 2000. Mr. Kotkin graduated with distinction from New York University with a BA in Economics.

Todd M. Ross has served as the Chief Financial Officer and Treasurer of BigString since January, 2005. He also has served as a member of BigString's board of directors since June 29, 2005. Since January 2002, Mr. Ross also serves as President and CEO of H.K. Ross Corp. Prior to his formation of H.K. Ross Corp., Mr. Ross served as In-house Counsel and Chief Financial Officer for LiveInsurance.com from January 2000 to December, 2000. From January 1998 until December 1999, Mr. Ross worked for the NIA Group, one of the largest privately held insurance brokerage firms in the United States. Mr. Ross graduated from the University of Wisconsin-Madison with a BA in Political Science in May, 1994 and earned his JD at Hofstra University School of Law in May 1997. Mr. Ross anticipates receiving his MBA in Professional Accounting and Finance and a Masters in Taxation from Fordham University Graduate School of Business in December, 2005.


Charles A. Handshy, Jr. has served as the Chief Information Officer of BigString since July 12, 2004, and as a director of BigString since July 23, 2004. Prior to joining BigString, Mr. Handshy co-founded Email Emissary on August 7, 2003, and served as an Executive Vice President and a director of Email Emissary from its inception through its acquisition by BigString in July, 2004. Prior to his formation of Email Emissary, Mr. Handshy was a self employed consultant from February 2003 through September 2003. From January 2000 until February 2003, Mr. Handshy was a source administrator and software developer for Williams Telecommunications. Mr. Handshy also founded Gravette Online in November 2001 and Green Country Internet in July 1999, two Internet service providers located in the Midwest. In addition to his operation of these companies, Mr. Handshy has provided computer consulting to fortune 500 companies including CITGO, Black and Decker and Williams Telecommunications since 1990. Mr. Handshy graduated from Northeastern Oklahoma A&M College with a degree in computer science.

David L. Daniels has served as the Chief Technology Officer of BigString since July 12, 2004, and as a director of BigString since July 23, 2004. Prior to joining BigString, Mr. Daniels co-founded Email Emissary on August 7, 2003 and served as the President and a director of Email Emissary from its inception through its acquisition by BigString in July, 2004. In addition to serving as an officer and director of BigString and Email Emissary, Mr. Daniels has owned INTERNETworks, a website hosting firm based in Oklahoma, since its formation in October 1993. Prior to the formation of , INTERNETworks, he was a technology consultant from 1979 to 1993. Mr. Daniels also serves as a board member of the Oklahoma chapter of InfraGuard.

Executive Compensation

      The following table sets forth information concerning the annual and long-term compensation for services in all capacities to BigString for the years ended December 31, 2004 and 2003 of the Chief Executive Officer and each other executive officer whose total annual salary and bonus for the year ended December 31, 2004 exceeded $100,000 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE


                                         Annual Compensation                   Long-Term Compensation
                                  ---------------------------------   --------------------------------------

                                                                               Awards              Payouts
                                                                      ------------------------   -----------

                                                            Other     Restricted    Securities
                                                            Annual      Stock       Underlying                 All Other
                                                          Compensa-    Award(s)      Options/       LTIP       Compensa-
Name and Position         Year    Salary ($)   Bonus ($)   tion ($)       ($)        SARs (#)    Payouts ($)     tion($)
-----------------         ----    ----------   ---------  ---------   ----------    ----------   -----------   ---------
Darin M. Myman,          2004      $53,400      $ --         $ --        $ --           --          $ --         $  --
President and Chief      2003(1)   $ 1,700        --           --          --           --            --            --
Executive Officer


----------
      (1) BigString commenced operations on October 8, 2003.

      Our executive compensation is determined by our board of directors and based upon a number of factors, including the experience and expertise of our executives. However, to date, our board of directors has limited cash compensation to our officers in an effort to preserve cash for use in the development of BigString's products and services. As we grow, our board of directors expects to form a compensation committee which will evaluate executive compensation of our officers using industry standards.

Employment Agreements

      Currently, none of the officers or employees of BigString has an employment agreement with BigString. However, key technology support personnel, including David L. Daniels and Charles A. Handshy, Jr., are required to enter into a non-disclosure, non-competition and assignment of inventions agreement with BigString, which provides, among other things, that the employee will not compete with us or solicit any of our customers or employees for a period of one year after his or her employment terminates for any reason.

      At the discretion of our board of directors, BigString may in the future enter into employment agreements with one or more of its officers or other employees.

Board of Directors

      The name, age, principal occupation or employment and biographical information of each person who serves on the board of directors of BigString are set forth below:

Name and Address              Age           Principal Occupation or Employment
----------------              ---           ----------------------------------
Darin M. Myman                 40           President and Chief Executive Officer of BigString
                                            Corporation

David L. Daniels               59           Chief Technology Officer of BigString Corporation

Todd M. Ross                   33           Chief Financial Officer of BigString Corporation

Adam M. Kotkin                 26           Chief Operating Officer of BigString Corporation

Charles A. Handshy, Jr.        33           Chief Information Officer of BigString Corporation


Marc Dutton                    36           Managing Director - FJA-US Inc.


Barbara Musco                  46           Vice President of Strategic Services at Bethpage
                                            Federal Credit Union.

      There are no family relationships among the current directors of BigString. None of the directors of BigString are directors of any company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Darin M. Myman, see "Executive Officers."

David L. Daniels, see "Executive Officers."

Todd M. Ross, see "Executive Officers."

Adam M. Kotkin, see "Executive Officers."

Charles A. Handshy, Jr., see "Executive Officers."

Marc Dutton currently serves as Managing Director of FJA-US and FJA-US, Australia (formerly known as Finansys), an industry leader in insurance technology solutions. Mr. Dutton joined FJA-US in 1996 and prior to serving as Managing Director, he served as Vice President of Sales and other sales management positions. He received a Bachelor of Science Degree from the University of Albany in May of 1991. Mr. Dutton has served on the board of directors of BigString since June 29, 2005.

Barbara Musco currently serves as an Assistant Vice-President of Strategic Services for Bethpage Federal Credit Union, which is Long Island's largest credit union. Ms. Musco joined Bethpage Federal Credit Union in November, 2002. Prior to joining Bethpage Federal Credit Union, from June, 1997 to November, 2002, Ms. Musco served as President and Chief Executive

Officer of Outsource Enterprises Limited, a consulting firm. She also worked for NBC, from April, 1995 to September, 1997. Ms. Musco started her career at Grumman Aerospace Corporation in June, 1982. Ms. Musco received a Bachelor of Science Degree in business administration from the University of New England and a Master in Business Administration from Dowling College, School of Business. Ms. Musco has served on the board of directors of BigString since June 29, 2005.

Term of Board of Directors

      Each of our directors shall serve on the board of directors for a term of one year or until the next annual meeting of the stockholders of BigString.

Committees of Board of Directors

      We currently do not have any committees of our board of directors. The full board of directors assumes the duties that would be delegated to an audit committee, a compensation committee and a nominating committee. In the next several months, we intend to establish an audit committee, a compensation committee and a nominating committee, and any other committees we believe will facilitate the operations of BigString.

Director Compensation

      Currently we do not compensate our directors for serving on our board of directors.

                           RELATED PARTY TRANSACTIONS


      On July 16, 2004, BigString issued to each of Darin M. Myman, the President and Chief Executive Officer and a director of BigString, David L. Daniels, the Chief Technology Officer and a director of BigString, Deborah K. Daniels, his wife, Charles A. Handshy, Jr., the Chief Technology Officer and a director of BigString, and June E. Handshy, his wife, 4,000,000 shares of BigString's common stock for their shares of Email Emissary common stock. The holders of Email Emissary received four shares of BigString's common stock for each share of Email Emissary held by him or her. The exchange rate was negotiated by the board of directors of BigString and the shareholders of Email Emissary and such negotiations were conducted at arms-length. As a result of these stock acquisitions, BigString became the owner of 100% of the outstanding common stock of Email Emissary.

      At the time of the acquisition of Email Emissary by BigString, neither Charles A. Handshy, Jr. or David L. Daniels, nor their spouses, were officers, directors or stockholders of BigString. Further, Darin M. Myman did not serve as an officer or director of Email Emissary prior to its acquisition by BigString. Although Mr. Myman was a stockholder of Email Emissary at the time of the acquisition, he held a minority position in the company (i.e., 20% of the then outstanding common stock of Email Emissary).


      David L. Daniels, the Chief Technology Officer and his wife, Deborah K. Daniels, each own a 50% interest in INTERNETworks. BigString, in June 2005, entered into a lease by and among INTERNETworks, as landlord, and BigString and it subsidiary Email Emissary, as tenants, for the lease of office space located at Suite 111, 113 W. Dawes Street, Bixby, Oklahoma. The lease is for a term of six and a half years with an annual lease fee of two thousand six hundred dollars.


      Mark Shefts has an ownership interest in each of Shefts Associates, Inc. and Shefts Family LP, which collectively beneficially own 5.56% of BigString's outstanding common stock. In September, 2005, BigString entered into a consulting agreement with Shefts Associates, Inc., pursuant to which Shefts Associates, Inc. will provide consulting services to BigString regarding all aspects of BigString's business, including, among others, management, accounting, product development, marketing, sales, advertising, business development and general business and administrative procedures and processes. In consideration for these services, BigString has paid to the consultant a non-refundable retainer fee of $25,000. The consultant will charge BigString $175 per hour for services provided by Mark Shefts and $100 per hour for services provided by other representatives of Shefts Associates, Inc. BigString will also reimburse Shefts Associates, Inc. for expenses incurred by the consultant in the performance of its duties under the consulting agreement. The consulting agreement has a term one year and may be terminated by either party upon five days written notice.

      As additional consideration for the services to be provided by Shefts Associates, Inc. under the consulting agreement, BigString granted two warrants to Shefts Associates, Inc. for the purchase of 1,246,707 and 1,196,838 shares of common stock, respectively, and has agreed to register the shares subject to the warrants. The warrants each have a five year term. The warrant to purchase 1,246,707 shares of common stock has a per share exercise price of $0.16 and the warrant to purchase 1,196,838 shares of common stock has a per share exercise price of $0.20.

                           DESCRIPTION OF COMMON STOCK

General

      The authorized capital stock of BigString consists of 250,000,000 shares of capital stock, consisting of 249,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share.

Common Stock


      As of December 1, 2005, there were 52,770,125 shares of common stock issued and outstanding. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, and there is no cumulative voting for the election of our board of directors. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor. We have not paid any cash dividends on our common stock and do not expect to do so in the foreseeable future. Upon our liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share ratably in our assets that are legally available for distribution, after payment of all debts and other liabilities and any preferential liquidation rights of any preferred stock then outstanding. Holders of our common stock have no preemptive rights to purchase shares of our capital stock. All of the outstanding shares of our common stock are fully paid and nonassessable.


Preferred Stock

      There are no shares of preferred stock outstanding. The board of directors has the authority, without action by the stockholders, to designate and issue the shares of preferred stock in one or more series and to designate the rights, preferences and privileges of each series, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any of the shares of preferred stock upon the rights of the holders of the common stock until the board of directors determines the specific rights of the holders of such shares. However, the effects might include restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and hindering or preventing a change of our control without further action by the stockholders, thereby protecting management.

Transfer Agent and Registrar

      The transfer agent and registrar for our common stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

                         SHARES ELIGIBLE FOR FUTURE SALE

      Prior to this offering of shares of our common stock by the selling stockholders, there has been no public market for our common stock and there can be no assurance that a significant public market for our common stock will develop or be sustained. We anticipate that the trading market in our common stock, if any, will be limited based upon the number of shares to be sold by the selling stockholders.

      In the event all of the shares of common stock available for sale in this prospectus are sold by the selling stockholders, BigString will have outstanding 55,213,670 shares of common stock. Of these shares, all 15,212,670 shares sold by the selling stockholders through this prospectus will be transferable without restriction or further registration under the Securities Act of 1933, as amended, unless they are held by "affiliates" of BigString within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended. The remaining 40,001,000 shares of BigString's common stock are not transferable without restriction or registration under the Securities Act of 1933, as amended. In addition, if any shares of common stock included in this prospectus are not sold by the selling stockholders prior to the expiration of this offering, such shares will not be transferable without restriction or further registration under the Securities Act of 1933, as amended.

      Holders of approximately 42,285,000 shares of common stock, including certain of the shares of common stock that may be offered for sale through this prospectus, will be eligible to sell their shares of common stock under Rule 144 at various times commencing 90 days after the date of this prospectus.

      In general, under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year (including the holding period of any prior owner, except an affiliate) is entitled to sell in "broker's transactions" or to market makers, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

o     One percent of the number of common shares then outstanding; or

o The average weekly trading volume of the common shares during the four calendar weeks preceding the required filing of a Form 144 with respect to such sale.

      Sales under Rule 144 are generally subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell such shares without having to comply with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

      In addition to the 52,770,125 shares of our common stock issued and outstanding, there are 2,558,545 shares of common stock subject to outstanding warrants. Of the shares subject to these warrants, 115,000 shares may be purchased until January 1, 2007 and the remaining shares may be purchased until September 23, 2010. 2,443,545 shares of the common stock subject to certain of these warrants have been registered and may be offered by the holder thereof in this offering, provided such holder exercises the warrants.

      No predictions can be made on the effect, if any, that sales of shares or the availability of shares for sale will have on the market price proceeding from time to time. Moreover, we cannot predict the number of shares of common stock which may be sold in the future pursuant to Rule 144 since such sales will depend on the market price of the common stock, the individual circumstances of the holders thereof and other factors. Nevertheless, any sales of substantial amounts of common stock could have a significant adverse effect on the market price of our common stock and could impair our future ability to raise capital through the sale of equity securities.

                              SELLING STOCKHOLDERS


      We are registering for offer and sale 15,212,670 shares of our common stock held by 43 of our existing stockholders and warrantholders. The following table presents the name of each of the selling stockholders and the number of shares of our common stock beneficially owned by each as of December 1, 2005. To the best of our knowledge, the named selling stockholders are the beneficial owners and have sole voting and investment power over all shares or rights to the shares reported.


                                                                                                                  Percent of
                                                          Shares of                              Shares of       Class to be
                                                        Common Stock        Shares of           Common Stock     Owned After
                     Name of                           Owned Prior to      Common Stock       Owned After the    Offering is
                 Beneficial Owner                       the Offering      Being Offered         Offering(1)      Completed(1)
----------------------------------------------------   --------------     -------------       ---------------    ------------
AJW New Millennium Offshore, Ltd. (2) ..............        430,313             430,313                0               0%

AJW Qualified Partners, LLC (2) ....................        299,531             299,531                0               0%


AJW Partners, LLC (2) ..............................        101,250             101,250                0               0%

David Matthew Arledge ..............................        125,000             125,000                0               0%


David A. Arledge ...................................      1,250,000           1,250,000                0               0%

Susan Baran ........................................        600,000             600,000                0               0%

Jeffrey M. Barber and Jo Ann Barber ................        312,500             312,500                0               0%

Nicholas Codispoti (3) .............................        375,000             375,000                0               0%

Nicholas Codispoti, President, Codispoti
  Foundation (3) ...................................        750,000             750,000                0               0%

Nicholas Codispoti, IRA Account (3) ................        375,000             375,000                0               0%

Jon M. Conahan .....................................      1,250,000           1,250,000                0               0%

Dean G. Corsones ...................................        312,500             312,500                0               0%

Michael Dewhurst ...................................        125,000             125,000                0               0%

Marc Dutton (4) ....................................        650,000             120,000          530,000             1.0%

Theodore Fadool, Jr ................................        581,250             581,250                0               0%

Howard Greene ......................................        220,000              40,000          180,000             .34%

Harvey M. Goldfarb .................................         80,000              80,000                0               0%

                                                                                                                  Percent of
                                                          Shares of                              Shares of       Class to be
                                                        Common Stock        Shares of           Common Stock     Owned After
                     Name of                           Owned Prior to      Common Stock       Owned After the    Offering is
                 Beneficial Owner                       the Offering      Being Offered         Offering(1)      Completed(1)
----------------------------------------------------   --------------     -------------       ---------------    ------------
Charles Scott Guerrieri ............................        312,500             312,500                0               0%

Herd Family Partnerships (5) .......................         31,250              31,250                0               0%

Glenn & Brenda Herd ................................         15,625              15,625                0               0%

Ronald Herd ........................................         38,750              38,750                0               0%

Steven Hoffman .....................................         55,000              55,000                0               0%

James R. Kaufman and Barbara Kaufman ...............        312,500             312,500                0               0%

Jeffrey & Lisa Kay .................................         72,000              72,000                0               0%

Gerald Kotkin ......................................        300,000             300,000                0               0%

Paul A. Levis, PSP (6) (7) .........................         40,000              40,000                0               0%

Joel Marcus ........................................        312,500             312,500                0               0%

Barbara A. Musco & Bernie E. Bazar (4) .............        255,000             205,000           50,000             .09%

Craig Myman ........................................      2,000,000             850,000        1,150,000            2.18%

New Millennium Capital Partners II, LLC (2) ........         12,656              12,656                0               0%

Alfred Pantaleone ..................................      6,700,000(8)          850,000        5,850,000           11.09%

Sara Pasquarello ...................................         31,250              31,250                0               0%

Richard and George Petrone .........................         62,500              62,500                0               0%

David and Kim Prado ................................        312,500             312,500                0               0%

Lee Rosenberg ......................................      1,040,000              40,000        1,000,000            1.90%

Todd M. Ross (9) ...................................      1,625,000             125,000        1,500,000            2.84%

Marc Sandusky ......................................         62,500              62,500                0               0%

Adam Schaffer ......................................         40,000              40,000                0               0%

H. Joseph Sgroi ....................................        114,000             114,000                0               0%

Shefts Associates, Inc. (10) (11) ..................      2,558,545           2,558,545                0               0%

Shefts Family LP (10) (12) .........................        625,000             625,000                0               0%

Thomas Shields .....................................        625,000             625,000                0               0%

                                                                                                                  Percent of
                                                          Shares of                              Shares of       Class to be
                                                        Common Stock        Shares of           Common Stock     Owned After
                     Name of                           Owned Prior to      Common Stock       Owned After the    Offering is
                 Beneficial Owner                       the Offering      Being Offered         Offering(1)      Completed(1)
----------------------------------------------------   --------------     -------------       ---------------    ------------
Mark Yutko .........................................        156,250             156,250                0               0%

Bradley Zelenitz ...................................        210,000              40,000          170,000             .32%

----------

(1)   Assumes all shares registered are sold.

(2) The controlling person of this selling stockholder is Corey Ribosky, Managing Member of AJW New Millennium Offshore, Ltd., AJW Partners, LLC, AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC.

(3) Nicholas Codispoti is an affiliate of Buckman, Buckman & Reed, which is a registered broker-dealer.

(4)   Mr. Dutton and Ms. Musco serve as directors of BigString.

(5)   The controlling person of this selling stockholder is Glenn Herd.

(6)   The controlling person of this selling stockholder is Paul A. Levis.

(7) Paul A. Levis is an affiliate of Cadaret Grant, which is a registered broker-dealer.

(8)   Includes all shares beneficially owned by Mr. Pantaleone. See footnote
      (17) of the "Principal Stockholders and Security Ownership of Management - 5% Ownership Table."

(9) Mr. Ross serves as Chief Financial Officer and Treasurer of BigString and also as a member of BigString's board of directors.

(10)  The controlling person of this selling stockholder is Mark Shefts.


(11) The inclusion of any shares in this table by this selling stockholder does not constitute an admission of beneficial ownership for the selling stockholder. Shares of common stock reported herein are subject to two warrants. 1,246,707 shares of common stock may be purchased under one warrant and 1,196,838 shares of common stock may be purchased under the other warrant. As of December 1, 2005, neither of the aforementioned warrants had been exercised.


(12) Mark Shefts is an affiliate of Domestic Securities and Breezy Securities, which are both registered broker-dealers.


      The selling stockholders are under no obligation to sell all or any portion of their shares, either now or in the future. Since the selling stockholders may sell all or part of their shares, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon termination of this offering.

      Each selling stockholder named above who is an affiliate of a registered broker-dealer has represented to BigString that he, she or it purchased the shares being offered by him, her or it in the ordinary course of business. Further, these selling stockholders have represented to BigString that at the time of the purchase of the shares being offered by them, they did not have any agreement or understanding, directly or indirectly, to distribute the shares.


Registration Rights Agreements

      In connection with a private placement of its common stock which ended on July 20, 2005, BigString entered into registration rights agreements with 21 investors who purchased shares of common stock in the private placement. These registration rights agreements required BigString to register the shares held by the investors. To effect the registration, BigString was and is required, among other things, to file a registration statement on Form SB-2 with the Securities and Exchange Commission by September 30, 2005, pay all costs of registration, use its best efforts and to secure designation or listing of BigString's common stock on The

American Stock Exchange, The New York Stock Exchange, one of the Nasdaq markets or the OTC Bulletin Board. In addition, the registration rights agreements provide that BigString will indemnify an investor for losses resulting from misleading or fraudulent disclosures in the registration statement and other violations of the securities laws, except for those misleading or fraudulent disclosures or violations resulting from information provided by the investor.

                              PLAN OF DISTRIBUTION

      The selling stockholders have not informed us of how they plan to sell their shares. However, selling stockholders may sell their shares of common stock either directly or through a broker-dealer or other agent at a price of $.48 per share unless and until our common stock is included for quotation on the OTC Bulletin Board or a market for our common stock otherwise develops and, thereafter, at prevailing market prices, in one or more of the following kinds of transactions:

      o Transactions in the over-the-counter market if BigString's common stock is included on the OTC Bulletin Board or in such other public trading market where our common stock is traded.

      o A block trade in which a broker or dealer will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

      o Purchases by a broker or dealer as principal and resale by a broker or dealer for its account.

      o Ordinary brokerage transactions and transactions in which a broker solicits a buyer.

      o In privately negotiated transactions not involving a broker or dealer.

      The selling stockholders may also sell these shares of our common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of these shares of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both. As to a particular broker-dealer, this compensation might be in excess of customary commissions. Market makers and block purchasers purchasing these shares of our common stock will do so for their own account and at their own risk. There can be no assurance that all or any of these shares of our common stock offered hereby will be issued to, or sold by, the selling stockholders. Upon effecting the sale of any of these shares of our common stock offered under this prospectus, the selling stockholders and any brokers, dealers or agents hereby, may be deemed "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder.

      Alternatively, the selling stockholders may sell all or any part of the shares of our common stock offered through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter, and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into an agreement or agreements with an underwriter, then the relevant details will be set forth in a revision to this prospectus.

      The selling stockholders and any other persons participating in the sale or distribution of these shares of our common stock will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder including, without limitation, Regulation
M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of these shares of our common stock by, the selling stockholders.

Furthermore, pursuant to Regulation M, a person engaged in a distribution of our securities is prohibited from bidding for, purchasing, or attempting to induce any person to bid for or purchase our securities for a period beginning five business days prior to the date of this prospectus until such person is no longer a selling stockholder. These regulations may affect the marketability of these shares of our common stock.

      Some states may require that registration, exemption from registration or notification requirements be met before selling stockholders may sell their common stock. Some states may also require selling stockholders to sell their common stock only through broker-dealers. We intend to seek qualification for sale of the securities in those states that the securities will be offered.

      To the extent required by laws, regulations or agreements we have made, we will use our best efforts to file a prospectus supplement during the time the selling stockholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares.

      BigString will pay all of the expenses incident to the registration and offering of our common stock by the selling stockholders, other than commissions or discounts of underwriters, broker-dealers or agents.

                                  LEGAL MATTERS

      The legality of the securities offered in this prospectus will be passed upon by Giordano, Halleran & Ciesla, P.C., Red Bank, New Jersey.

                                     EXPERTS


      The consolidated financial statements of BigString Corporation (a development stage company) for the year ended December 31, 2004, the period October 8, 2003 (date of formation) through December 31, 2003 and the period October 8, 2003 (date of formation) through December 31, 2004 have been included in reliance upon the report of Wiener, Goodman & Company, P.C., independent registered public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

      The financial statements of Email Emissary, Inc. (a development stage company) for the period January 1, 2004 through July 16, 2004, the period August 7, 2003 (date of formation ) through December 31, 2003, and the period August 7, 2003 (date of formation) through July 16, 2004 have been included upon the report of Wiener, Goodman & Company, P.C., independent registered public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

      Our amended and restated by-laws contain provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

      We are subject to the State of Delaware's business combination statute. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

                             ADDITIONAL INFORMATION


      We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the common stock offered by the Selling Stockholders under this prospectus. The registration statement and exhibits and schedules filed as a part thereof, which may be inspected, without charge, at the Public Reference Section of the SEC at Room 1580, 100 F Street, NE Washington, D.C. 20549. The Securities and Exchange Commission maintains a worldwide website on the Internet at http://www.sec.gov that contains reports, proxy and information statements regarding registrants that file electronically with the Securities and Exchange Commission. Copies of all or any portion of the registration statement may be obtained from the public reference section of the Securities and Exchange Commission upon payment of the prescribed fees.

                          INDEX TO FINANCIAL STATEMENTS

                              BIGSTRING CORPORATION
                                 AND SUBSIDIARY


                          (A Development Stage Company)


                        Consolidated Financial Statements


                                             December 31, 2004
Report of Independent Registered Public Accounting Firm...............................................F-3

Consolidated Balance Sheets at December 31, 2004 and 2003.............................................F-4

Consolidated Statements of Operations for the year ended December 31, 2004, the period October 8, 2003 (Date of Formation) through December 31, 2003 and the period October 8, 2003 (Date of Formation) through December 31, 2004.....................F-5

Consolidated Statements of Stockholders' Equity for the year ended
     December 31, 2004, the period October 8, 2003 (Date of Formation)
     through December 31, 2003 and the period October 8, 2003
     (Date of Formation) through December 31, 2004....................................................F-6

Consolidated Statements of Cash Flows for the year ended December 31, 2004, the period October 8, 2003 (Date of Formation) through December 31, 2003 and the period October 8, 2003 (Date of Formation) through December 31, 2004.....................F-7

Notes to Consolidated Financial Statements............................................................F-8

                                            September 30, 2005
                                                (Unaudited)

Consolidated Balance Sheets at September 30, 2005 (unaudited) and December 31, 2004...................F-17

Consolidated Statements of Operations (unaudited) for the nine months ended
     September 30, 2005 and 2004 and the period October 8, 2003 (Date of
     Formation) through September 30, 2005............................................................F-18

Consolidated Statements of Stockholders' Equity (unaudited) for the nine months ended September 30, 2005 and 2004 and the period
     October 8, 2003 (Date of Formation) through September 30, 2005...................................F-19

Consolidated Statements of Cash Flows (unaudited) for the nine months ended
     September 30, 2005 and 2004 and the period October 8, 2003 (Date of
     Formation) through September 30, 2005............................................................F-20

Notes to Unaudited Consolidated Financial Statements..................................................F-21

                              Email Emissary, Inc.


                          (A Development Stage Company)

                              Financial Statements

                                  July 16, 2004


Report of Independent Registered Accounting Firm......................................................F-27

Balance Sheets as of July 16, 2004 and December 31, 2003..............................................F-28

Statement of Operations for the period January 1, 2004 through July 16, 2004, the period August 7, 2003 (Date of Formation) through December 31, 2003 and the period August 7, 2003 (Date of Formation) through July 16, 2004..........................F-29

Statements of Stockholders' Equity (Deficiency) for the period January 1, 2004 through July 16, 2004, the period August 7, 2003 (Date of Formation) through
     December 31, 2003 and the period August 7, 2003 (Date of Formation) through
     July 16, 2004 ...................................................................................F-30

Statements of Cash Flows for the period January 1, 2004 through July 16, 2004, the period August 7, 2003 (Date of Formation) through December 31, 2003 and the period August 7, 2003 (Date of Formation) through July 16, 2004..............................F-31

Notes to Financial Statements.........................................................................F-32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of BigString Corporation
Sea Girt, New Jersey


We have audited the accompanying consolidated balance sheets of BigString Corporation (formerly Recall Mail Corporation) and subsidiary (collectively, the "Company") (a development stage company) as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2004, for the period October 8, 2003 (Date of Formation) through December 31, 2003 and for the period October 8, 2003 (Date of Formation) through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the year ended December 31, 2004, for the period October 8, 2003 (Date of Formation) through December 31, 2003 and for the period October 8, 2003 (Date of Formation) through December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.


WIENER, GOODMAN & COMPANY, P.C.


Eatontown, New Jersey
July 31, 2005, except as to notes 2, 4, 5, 6 and 8
for which the date is November 30, 2005

                      BIGSTRING CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                          (A DEVELOPMENT STAGE COMPANY)

                                                                              December 31,
                                                                              ------------
                                                                           2004             2003
                                                                           ----             ----
                                              ASSETS

Current assets:
    Cash and cash equivalents                                          $    13,808      $    20,140

Property & equipment - net                                                  17,356

Intangible assets - net                                                  4,362,786

Other assets                                                                 1,700            1,700
                                                                       -----------      -----------

          TOTAL ASSETS                                                 $ 4,395,650      $    21,840
                                                                       ===========      ===========

                               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                   $     2,620      $
    Accrued expenses                                                        32,518            6,407
    Unearned revenue                                                         4,364
                                                                       -----------      -----------

      Total current liabilities                                        $    39,502      $     6,407
                                                                       -----------      -----------

Stockholders' equity:
    Common stock, $.0001 par value - authorized
       50,000,000 shares; outstanding 42,305,000 and 21,250,000
       shares, respectively                                                  4,231            2,125
    Additional paid in capital                                           5,122,520           52,875
    Subscription receivable                                                                 (10,000)
    Deficit accumulated during the development stage                      (770,603)         (29,567)
                                                                       -----------      -----------

      Total stockholders' equity                                         4,356,148           15,433
                                                                       -----------      -----------

          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $ 4,395,650      $    21,840
                                                                       ===========      ===========


                 See notes to consolidated financial statements.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                          (A DEVELOPMENT STAGE COMPANY)

                                                                    Period               Period
                                                               October 8, 2003       October 8, 2003
                                                             (Date of Formation)   (Date of Formation)
                                             Year Ended            Through               Through
                                          December 31, 2004   December 31, 2003     December 31, 2004
                                          -----------------   -----------------     -----------------
Net sales                                   $      5,762         $                     $      5,762
                                            ------------         ------------          ------------

Costs and expenses:
    Selling, general and
     administrative expenses                     306,552               29,583               336,135
Amortization                                     440,281                                    440,281
                                            ------------         ------------          ------------
                                                 746,833               29,583               776,416
                                            ------------         ------------          ------------

Loss from operations                            (741,071)             (29,583)             (770,654)

Interest income                                       35                   16                    51
                                            ------------         ------------          ------------

Net loss                                    $   (741,036)        $    (29,567)         $   (770,603)
                                            ============         ============          ============

Loss per common share -                     $      (0.03)        $       0.00
basic and diluted                           ============         ============

Weighted average common shares
    outstanding - basic and diluted           21,770,529           21,210,000
                                            ============         ============


                 See notes to consolidated financial statements.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                          (A DEVELOPMENT STAGE COMPANY)

                                                                                                                       Deficit
                                                                                                                     Accumulated
                                                                                    Additional                          During
                                                         Common Stock                 Paid-In      Subscription      Development
                                   Total         No. of Shares         Amount         Capital       Receivable          Stage
                               ------------      ------------      -----------      ----------     ------------      -----------
Balance, October 8, 2003       $                                   $                $               $                $

Issuance of common
   stock (at $.0001 per
   share)                                          21,210,000            2,121          (2,121)

Contribution of capital              45,000                                             45,000

Sale of common stock
   (at $.25 per share)                                 40,000                4           9,996

Net loss                            (29,567)                                                                           (29,567)
                               ------------      ------------      -----------      ----------      ---------        ---------

Balance, December 31, 2003           15,433        21,250,000            2,125          52,875        (10,000)         (29,567)

Sale of common stock
   (at $.25 per share)              227,500           870,000               87         217,413         10,000

Issuance of common
   stock for services
   ($.21 per share)                  39,251           185,000               19          39,232

Issuance of common
   stock in acquisition
   (at $.24 per share)            4,800,000        20,000,000            2,000       4,798,000

Issuance of warrants                 15,000                                             15,000

Net loss                           (741,036)                                                                          (741,036)
                               ------------      ------------      -----------      ----------      ---------        ---------

Balance, December 31, 2004     $  4,356,148        42,305,000      $     4,231      $5,122,520      $      --        $(770,603)
                               ============      ============      ===========      ==========      =========        =========


                 See notes to consolidated financial statements.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (A DEVELOPMENT STAGE COMPANY)

                                                                                  Period                   Period
                                                                             October 8, 2003           October 8, 2003
                                                                           (Date of Formation)       (Date of Formation)
                                                          Year Ended              Through                  Through
                                                       December 31, 2004    December 31, 2003         December 31, 2004
                                                       -----------------    -----------------         -----------------
Cash flows from operating activities:
         Net loss                                          $  (741,036)       $    (29,567)             $   (770,603)
Adjustments to reconcile net loss
   to net cash used in operating activities:
         Depreciation and amortization                         442,133                                       442,133
         Stock issued for services                              39,251                                        39,251
         Warrants issued                                        15,000                                        15,000
         Changes in operating assets and
               liabilities - net of acquisition:
              Increase in accrued expenses                      28,905               6,407                    35,312
              (Increase) decrease in other
                       assets                                                       (1,700)                   (1,700)
              Increase in unearned revenue                       1,124                                         1,124
                                                           -----------        ------------              ------------
         Net cash used in operating
              activities                                      (214,623)            (24,860)                 (239,483)

Cash flows from investing activities:
         Purchase of property, plant and
               equipment                                       (19,209)                                      (19,209)

Cash flows from financing activities:
         Proceeds from issuance of
               common stock                                    227,500              45,000                   272,500
                                                           -----------        ------------              ------------

Net increase (decrease) in cash                                 (6,332)             20,140                    13,808

Cash - beginning of year                                        20,140
                                                           -----------        ------------              ------------

Cash - end of year                                         $    13,808        $     20,140              $     13,808
                                                           ===========        ============              ============

Supplementary information:
         Details of acquisition
              Fair value of assets acquired                $     2,790
              Fair value of liabilities
                assumed                                         (5,857)
              Intangibles                                    4,803,067
                                                           -----------

              Common stock issued to effect
                        acquisition                        $ 4,800,000
                                                           ===========

Financing information:
         Common stock issued for services                  $    39,251
                                                           ===========
         Common stock warrants issued                      $    15,000
                                                           ===========


                 See notes to consolidated financial statements.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                          (A DEVELOPMENT STAGE COMPANY)




1.    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION
------------

BigString Corporation was incorporated in the State of Delaware on October 8, 2003 under the name "Recall Mail Corporation." The Company's name was formally changed to BigString Corporation in July 2005. BigString was formed, together with Email Emissary, Inc. ("Email Emissary"), incorporated in the State of Oklahoma on August 7, 2003, to develop technology that would allow the user of email services to have comprehensive control, security and privacy relating to the email generated by the user. Email Emissary was later acquired by BigString in July 2004 and is currently BigString's only subsidiary. In March 2004, the BigString email service was introduced to the market.


BigString is considered a development stage enterprise as defined in Financial Accounting Standards Board (the "FASB") Statement No. 7, "Accounting and Reporting for Development Stage Companies." BigString has limited revenue to date and there is no assurance the technology developed by BigString will be commercially successful, or that BigString will achieve a profitable level of operations.


PRINCIPLES OF CONSOLIDATION
---------------------------

The consolidated financial statements include the accounts of BigString and its wholly owned subsidiary. All intercompany transactions and balances have been eliminated.

USE OF ESTIMATES
----------------

The preparation of consolidated financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION
-------------------

BigString recognizes online service revenue over the period that services are provided. Other revenues, which consist principally of electronic commerce and advertising revenues, as well as data network service revenues, are recognized as the services are performed. Unearned revenue consists primarily of prepaid electronic commerce and advertising fees and annual prepaid subscription fees billed in advance.

Consistent with the provisions of EITF Issue No. 99-19, "Reporting Revenue Gross As A Principal Versus Net As An Agent," BigString recognizes revenue as a principal from advertising

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                          (A DEVELOPMENT STAGE COMPANY)

and marketing affiliations. BigString shares any revenue generated from advertising and marketing affiliations with the "active users" of its email services, as defined. Fifty percent of the revenue generated from advertising and marketing affiliations will be distributed to the active users in amounts that will be determined by BigString and based on the registered subscriber's status and up to twenty percent of such revenue will be distributed as referral fees to those users who participated in the referral source of the advertising revenue. Accordingly, corresponding distributions to "active users" and referral fees are recorded as a reduction of gross revenue.


DEPRECIATION
------------

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is calculated primarily using the straight-line method over their estimated useful lives of these assets. Property, plant and equipment are reviewed periodically for possible impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

STOCK BASED COMPENSATION
------------------------

BigString issues shares of common stock to non-employees as stock-based compensation. BigString accounts for the services using the fair market value of the services rendered. For the year ended December 31, 2004, BigString issued 185,000 shares of its common stock and recorded compensation expense of $39,251 in connection with the issuance of these shares.

INCOME TAXES
------------

BigString accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable to future years to the differences between the financial statement carrying amounts and the tax basis of reported assets and liabilities.

The principal items giving rise to deferred taxes are timing differences between book and tax amortization of intangible assets which are not currently deductible for income tax purposes and temporary differences caused by capitalization of start-up expenditures as required by Section 195 the Internal Revenue Code of 1986, as amended.

RESEARCH AND DEVELOPMENT
------------------------

Research and development costs are expensed as incurred, and are included in selling, general and administrative expenses. All research and development is performed internally for the benefit of BigString. BigString does not perform such activities for others. BigString had software licensing costs of $20,000 for the year ended December 31, 2003 and site development costs of $51,000 for the year ended December 31, 2004. These costs have been incurred in conjunction with the development of the email products which BigString now offers.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                          (A DEVELOPMENT STAGE COMPANY)


EVALUATION OF LONG-LIVED ASSETS
-------------------------------

BigString reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with the guidance provided in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." If the carrying value of the long-lived asset exceeds the present value of the related estimated future cash flows, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

EARNINGS (LOSS) PER COMMON SHARE
--------------------------------

Basic (loss) per common share is computed by dividing net (loss) by the weighted average number of common shares outstanding during the year. Diluted (loss) per common share is computed by dividing net (loss) by the weighted average number of common shares and potential common shares outstanding during the year. All potentially dilutive securities have been excluded from the computation, as their effect is antidilutive.

BUSINESS COMBINATIONS
---------------------

Business combinations which have been accounted for under the purchase method of accounting include the results of operations of the acquired business from the date of acquisition. Net assets of the companies acquired are recorded at their fair value at the date of acquisition.

GOODWILL AND OTHER INTANGIBLES
------------------------------


In June 2001, the FASB issued SFAS No. 142 "Goodwill and other Intangible Assets." SFAS No. 142 specifies the financial accounting and reporting for acquired goodwill and other intangible assets. Goodwill and intangible assets that have indefinite useful lives are not amortized but rather are tested at least annually for impairment unless certain impairment indicators are identified.


NEW FINANCIAL ACCOUNTING STANDARDS
----------------------------------

In December 2004, the FASB issued SFAS No. 123(R), "Share Based Payment," that will require compensation costs related to share-based payment transactions to be recognized in the financial statements. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, if granted, liability awards will be remeasured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the reward. The statement also amends SFAS No. 95, "Statement of Cash Flows," to require that excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid. SFAS No. 123(R) is effective as to BigString as of January 1, 2006. BigString is currently evaluating its position and will make its determination to account for the compensation costs either prospectively or retroactively at the time of adoption. The adoption of SFAS 123(R) is expected to have a material effect on BigString's results of operations.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                          (A DEVELOPMENT STAGE COMPANY)


In December 2004, the FASB issued FASB Staff Position FAS 109-1, "Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004" to provide guidance on the application of Statement 109 to the provision within the American Jobs Creations Act of 2004 (the "Act") that provides tax relief to U.S. domestic manufacturers. FAS 109-1 provides that a manufacturer's deduction under the Act should be accounted for as a special deduction in accordance with FASB Statement No. 109 and not as a tax rate reduction. FAS 109-1 was effective upon issuance. The adoption of FAS 109-1 could have a material effect on BigString's results of operations and financial position.

In December 2004, the FASB issued SFAS No. 153, an amendment of APB Opinion No. 29, "Exchanges of Nonmonetary Assets." SFAS No. 153 amends APB Opinion No. 29 by eliminating the exception under APB Opinion No. 29 for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material effect on BigString's financial position or results of operations.

2.    ACQUISITION


On July 16, 2004, BigString completed the acquisition of Email Emissary, Inc. ("Email"). BigString purchased 100% of Email Emissary's stock for 20,000,000 shares of BigString's common stock. BigString acquired Email Emissary to consolidate its marketing and development operations. The purchase price of $4,800,000 has been allocated to both tangible and intangible assets and liabilities based on estimated fair values after considering an independent formal appraisal. Approximately $4,803,000 of identifiable intangible assets (patent application and trademark) arose from this transaction; such intangible assets are being amortized on a straight line basis over a period of five years.


This acquisition will be accounted for using the purchase method of accounting and, accordingly the results of operations of Email Emissary will be included in BigString's financial statements from July 16, 2004, the date of closing.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                          (A DEVELOPMENT STAGE COMPANY)

The following unaudited pro forma summary results of operations assume that Email Emissary had been acquired as of January 1, 2003.


                                             Years Ended December 31,
                                             2004                 2003
                                             ----                 ----


         Net sales                        $   6,582             $ 20,096
         Net loss                         $(748,420)            $(30,250)
         Loss per share                   $   (0.03)            $     --


The information above is not necessarily indicative of the results of operations that would have incurred if the acquisition had been consummated as of January 1, 2003. Such information should not be construed as a representation of the future results of operations of BigString.


A condensed balance sheet of the major assets and liabilities of Email Emissary, Inc. as of the date of the acquisition is as follows:

              Cash                                  $     2,790
              Intangible assets                       4,803,067
              Accounts payable                           (5,857)
                                                    -----------

              Net assets acquired                   $ 4,800,000
                                                    ===========

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                          (A DEVELOPMENT STAGE COMPANY)


3.    PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                       December 31,
                                                    2004         2003
                                                    ----         ----
              Computer equipment and
                internal software                 $16,106      $
              Furniture and fixtures                3,103
                                                  -------      --------
                                                   19,209
              Less accumulated depreciation         1,853
                                                  -------      --------
                                                  $17,356      $
                                                  =======      ========

Depreciation expense for the years ended December 31, 2004 and 2003 was $1,853 and $ -0-, respectively.

4.    GOODWILL AND OTHER INTANGIBLES


Other intangibles include patent fees. Amounts assigned to these intangibles have been determined by management. Management considered a number of factors in determining the allocations. The intangible assets will be subject to an annual impairment test. If the carrying value of the intangible assets exceeds its fair market value, an impairment loss would be recorded. Other intangibles are being amortized over 5 years. Amortization expense was approximately $440,000 for the year ended December 31, 2004.


Other intangible assets as of December 31, 2004 consist of the following:


                Patents                                 $4,803,067
                Accumulated amortization                   440,281
                                                        ----------
                                                        $4,362,786
                                                        ==========

Estimated amortization expense for intangible assets for the next five years are as follows:


                                                          Estimated
                    Years Ending                        Amortization
                    December 31,                           Expense
                    ------------                        ------------

                        2005                              $960,614
                        2006                              $960,614
                        2007                              $960,614
                        2008                              $960,614
                        2009                              $520,370

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                          (A DEVELOPMENT STAGE COMPANY)


5.    INCOME TAXES


At December 31, 2004, BigString has a net operating loss carry-forward of approximately $771,000, which expire in various years through 2017. Deferred income taxes reflect the impact of net operating carry-forwards. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived from BigString's net operating loss carry-forwards, BigString has recorded a valuation allowance for the entire amount of the deferred tax asset.


6.    COMMON STOCK

In October 2003, the month of BigString's formation, BigString issued 21,210,000 shares of its common stock, $.0001 par value, to principals of BigString.

During 2003, BigString conducted a private placement of securities, pursuant to which it sold 40,000 shares of BigString's common stock at a per share purchase price of $0.25. BigString received $10,000 in gross proceeds as a result of this private placement.

During 2004, BigString conducted a private placement of securities, pursuant to which it sold 870,000 shares of BigString's common stock at a per share purchase price of $0.25. BigString received $217,500 in gross proceeds as a result of this private placement.


During 2004, BigString issued warrants as payment for advisory services. The warrants provide for the purchase of 60,000 shares of BigString's common stock at an exercise price of $.25. BigString believes that the exercise price of these warrants was equal to the fair value of the underlying shares of common stock at the time of issuance based on the sale of common stock to third parties. The warrants expire on January 1, 2007. Certain of these warrants were exercised in 2005, which resulted in 45,000 shares of common stock being issued to the holders thereof. As a result of these exercises, BigString received $11,250 in gross proceeds. In connection with the issuance of these warrants, BigString recorded an expense of $15,000 which is included in the statement of operations for the year ended December 31, 2004.


7.    COMMITMENTS AND CONTINGENCIES


BigString leases its facility which require BigString to pay certain executory costs (such as insurance and maintenance).

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                          (A DEVELOPMENT STAGE COMPANY)


Future minimum lease payments for operating leases are approximately as follows:

                            Year Ending
                            December 31,
                            ------------
                                2005                $10,050

Rental expense was approximately $16,471 and $1,980 for the years ended December 31, 2004 and 2003, respectively.

8.    SUBSEQUENT EVENTS

ISSUANCES OF COMMON STOCK
-------------------------


For the nine month period ended September 30, 2005, BigString conducted several private placements pursuant to which it sold 922,000 shares of its common stock at a per share purchase price of $0.25, and 9,448,125 shares of its common stock at a per share purchase price of $0.16. As a result of these private placements, BigString received $1,742,200 in gross proceeds.


For the nine month period ended September 30, 2005, two warrants were exercised and, in connection therewith, BigString issued 45,000 shares of common stock. As a result of the exercise of these two warrants, BigString received $11,250 in gross proceeds.

For the nine month period ended September 30, 2005, BigString also issued 50,000 shares of its common stock to non-employees as stock-based compensation. BigString accounts for the services using the fair market value of the services rendered. BigString recorded compensation expense of $12,500 in connection with the issuance of these shares.

GRANTS OF WARRANTS
------------------


On January 1, 2005, BigString granted two warrants to two consultants, as payment for advisory services. Each warrant provides for the purchase of 50,000 shares of BigString's common stock at an exercise price of $.25 per share. Each of these warrants is due to expire on January 1, 2007. BigString believes the exercise price of the warrants was equal to the fair value of the underlying shares of common stock at the time of issuance based on the sale of common stock to third parties. In connection with the issuance of these warrants, BigString recorded an expense of $12,500 which is included in BigString's unaudited statement of operations for the nine months ended September 30, 2005.

On September 23, 2005, BigString granted two warrants to a consultant, as payment for advisory services. One warrant is to purchase 1,246,707 shares of common stock with a per share exercise price of $0.16, and the second warrant is to purchase 1,196,838 shares of common stock with a per share exercise price of $0.20. Each of these warrants is due to expire on September 23, 2010. BigString believes the exercise price of the warrants was equal to the fair value of the underlying shares of common stock at the time of issuance based on the sale of common stock to third parties. In connection with the issuance of these warrants, BigString recorded an expense

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                          (A DEVELOPMENT STAGE COMPANY)

of $438,841 which is included in BigString's unaudited statement of operations for the nine months ended September 30, 2005.


AMENDMENTS TO CERTIFICATE OF INCORPORATION
------------------------------------------

On July 18, 2005, BigString amended its Certificate of Incorporation to, among other things, (1) change its name from Recall Mail Corporation to BigString Corporation, and (2) increase the number of shares BigString is authorized to issue from 50,000,000 shares to 250,000,000 shares, consisting of 249,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. The board of directors has the authority, without action by the stockholders, to designate and issue the shares of preferred stock in one or more series and to designate the rights, preference and privileges of each series, any or all of which may be greater than the rights of BigString's common stock. Currently, there are no shares of preferred stock outstanding.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                          (A DEVELOPMENT STAGE COMPANY)

                                                                   September 30, 2005       December 31, 2004
                                                                   ------------------       -----------------
                                                                       (Unaudited)
                                                                       -----------
                                                   ASSETS
Current assets:
     Cash and cash equivalents                                         $ 1,126,700             $    13,808

               Accounts receivable                                             191

Prepaid insurance                                                            3,378
                                                                       -----------             -----------

         Total current assets                                            1,130,269                  13,808
                                                                       -----------             -----------

Property & equipment - net                                                  58,705                  17,356

Intangible assets                                                        3,642,786               4,362,786

Other assets                                                                 1,700                   1,700
                                                                       -----------             -----------

           TOTAL ASSETS                                                $ 4,833,460             $ 4,395,650
                                                                       ===========             ===========

                                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                  $    59,413             $     2,620
     Accrued expenses                                                       34,694                  32,518
     Unearned revenue                                                        1,844                   4,364
     Stock due to stockholders                                                 155
                                                                       -----------             -----------

        Total current liabilities                                           96,106                  39,502

Stockholders' equity:
     Common stock, $.0001 par value - authorized
         249,000,000 shares and 50,000,000 shares, respectively;
         outstanding 52,770,125 shares and 42,305,000 shares,
         respectively,                                                       5,278                   4,231
     Additional paid in capital                                          7,338,764               5,122,520
     Deficit accumulated during the development stage                   (2,606,688)               (770,603)
                                                                       -----------             -----------

        Total stockholders' equity                                       4,737,354               4,356,148
                                                                       -----------             -----------

           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $ 4,833,460             $ 4,395,650
                                                                       ===========             ===========


            See notes to unaudited consolidated financial statements

                      BIGSTRING CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                          (A DEVELOPMENT STAGE COMPANY)

                                                                                     Period October 8,
                                                    Nine Months Ended                  2003 (Date of
                                                      September 30,                 Formation) Through
                                                       (Unaudited)                  September 30, 2005
                                                2005                 2004               (Unaudited)
                                                ----                 ----               ----------
Net sales                                  $      3,709          $        279          $      9,471
                                           ------------          ------------          ------------

Costs and expenses:
     Selling, general and
        administrative expenses               1,126,341               219,069             1,462,476

        Amortization                            720,000               200,000             1,160,281
                                           ------------          ------------          ------------
                                              1,846,341               419,069             2,622,757
                                           ------------          ------------          ------------

Loss from operations                         (1,842,632)             (418,790)           (2,613,286)

Interest income                                   6,547                                       6,598
                                           ------------          ------------          ------------

Net loss                                   $ (1,836,085)         $   (418,790)           (2,606,688)
                                           ============          ============          ============

Loss per common share - basic
  and diluted                              $      (0.04)         $      (0.02)
                                           ============          ============

Weighted average common shares
  outstanding - basic and diluted            44,981,201            27,149,155
                                           ============          ============


            See notes to unaudited consolidated financial statements

                              BIGSTRING CORPORATION
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                          (A DEVELOPMENT STAGE COMPANY)

                                                           Common Stock             Additional                   Deficit Accumulated
                                                                                     Paid-In      Subscriptions   During Development
                                     Total        No. of Shares       Amount         Capital        Receivable          Stage
                                 -----------      -------------    -----------     -----------    -------------  -------------------
Balance, December 31, 2003       $    15,433        21,250,000     $     2,125     $    52,875        (10,000)      $   (29,567)

Sale of common stock
   (at $.25 per share)               174,500           698,000              70         174,430

Subscriptions
   Receivable                         10,000                                                           10,000

Issuance of warrants                  15,000                                            15,000

Sale of common stock
   (at $.25 per share)                38,000           152,000              15          37,985

Net loss

Issuance of common
   stock for acquisition
  (at $.24 per share)              4,800,000        20,000,000           2,000       4,798,000

Sale of common stock
   (at $.25 per share)                 5,000            20,000               2           4,998

Sale of common stock
   (at $.21 per share)                39,251           185,000              19          39,232

Net Loss                            (741,036)                                                                          (741,036)

Balance, December 31, 2004         4,356,148        42,305,000           4,231       5,122,520                         (770,603)

Sale of common stock
   (at $.25 per share)               230,500           922,000              92         230,408

Exercise of warrants
   (at $.25 per share)                11,250            45,000               5          11,245

Issuance of common
   stock for services
   (at $.25 per share)                12,500            50,000               5          12,495

Issuance of warrants                  12,500                                            12,500

Sale of common stock
   (at $.16 per share)               953,700         5,960,625             596         953,104

Sale of common stock
   (at $.16 per share)               558,000         3,487,500             349         557,651

Issuance of warrants                 438,841                                           438,841

Net loss                          (1,836,085)                                                                        (1,836,085)

Balance,
September 30, 2005 (unaudited)   $ 4,737,354        52,770,125     $     5,278     $ 7,338,764    $        --       $(2,606,688)


            See notes to unaudited consolidated financial statements

                      BIGSTRING CORPORATION AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (A DEVELOPMENT STAGE COMPANY)

                                                                                          Period October 8, 2003
                                                              Nine Months Ended             (Date of Formation)
                                                                September 30,              Through September 30,
                                                                 (Unaudited)                       2005
                                                            2005             2004               (Unaudited)
                                                            ----             ----               -----------
Cash flows from operating activities:
    Net loss                                            $(1,836,085)      $  (418,790)          $(2,606,688)
Adjustments to reconcile net loss
    Depreciation and amortization
    Depreciation and amortization                           724,324           201,168             1,166,457
    Stock issued for services                                12,500                                  51,751
    Warrants issued                                         451,341            15,000               466,341
    Changes in operating assets
      and liabilities:
    Increase (decrease) in accounts receivable                  191                                     191
    (Increase) decrease in prepaid insurance                 (3,378)                                 (3,378)
       Increase in accounts payable                          56,948               973                56,948
       Increase in accrued expenses                           2,176            12,600                37,488
       Increase in other assets                                                                      (1,700)
       Increase (decrease) in unearned revenue               (2,520)            1,392                (1,396)
                                                        -----------       -----------           -----------
    Net cash used in operating activities                  (594,503)         (187,657)             (833,986)
                                                        -----------       -----------           -----------

Cash flows from investing activities:
    Purchase of property, plant and
      equipment                                             (46,055)          (20,680)              (65,264)
                                                        -----------       -----------           -----------

Cash flows from financing activities:
    Proceeds from issuance of common
      stock                                               1,753,450           227,500             2,025,950
       Loans from Investors                                                       700
         Net cash provided by financing activities        1,753,450           228,200             2,025,950
                                                        -----------       -----------           -----------

Net increase  in cash                                     1,112,892            19,863             1,126,700

Cash - beginning of period                                   13,808            20,140
                                                        -----------       -----------           -----------

Cash - end of period                                    $ 1,126,700       $    40,003           $ 1,126,700
                                                        ===========       ===========           ===========

Supplementary information:

Financing information:

    Common stock issued for services                    $    12,500       $
                                                        ===========       ===========
    Common stock warrants issued                        $   451,341       $    15,000
                                                        ===========       ===========


            See notes to unaudited consolidated financial statements

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
                          (A DEVELOPMENT STAGE COMPANY)
                                   (UNAUDITED)

1.    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


ORGANIZATION
------------

BigString Corporation was incorporated in the State of Delaware on October 8, 2003 under the name "Recall Mail Corporation." The Company's name was formally changed to BigString Corporation in July 2005. BigString was formed, together with Email Emissary, Inc. ("Email Emissary"), incorporated in the State of Oklahoma on August 7, 2003, to develop technology that would allow the user of email services to have comprehensive control, security and privacy relating to the email generated by the user. Email Emissary was later acquired by BigString in July 2004 and is currently BigString's only subsidiary. In March 2004, the BigString email service was introduced to the market.


BigString is considered a development stage enterprise as defined in Financial Accounting Standards Board Statement No. 7, "Accounting and Reporting for Development Stage Companies." BigString has limited revenue to date and there is no assurance the technology developed by BigString will be commercially successful, or that BigString will achieve a profitable level of operations.


AMENDMENTS TO CERTIFICATE OF INCORPORATION
------------------------------------------

On July 18, 2005, the Company amended its Certificate of Incorporation to, among other things, (1) change its name from Recall Mail Corporation to BigString Corporation, and (2) increase the number of shares the Company authorized to issue from 50,000,000 shares to 250,000,000 shares, consisting of 249,000,000 shares of common stock, par value $0.0001 per share and 1,000,000 shares of preferred stock, par value $0.0001 per share. The board of directors has the authority, without action by the stockholders, to designate and issue the shares of preferred stock in one or more series and to designate the rights, preference and privileges of each series, any or all of which may be greater than the rights of the Company's common stock. Currently, there are no shares of preferred stock outstanding.

PRINCIPLES OF CONSOLIDATION
---------------------------

The consolidated financial statements include the accounts of BigString and its wholly owned subsidiary. All intercompany transactions and balances have been eliminated.

USE OF ESTIMATES
----------------

The preparation of consolidated financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
                          (A DEVELOPMENT STAGE COMPANY)
                                   (UNAUDITED)

REVENUE RECOGNITION
-------------------

BigString recognizes online service revenue over the period that services are provided. Other revenues, which consist principally of electronic commerce and advertising revenues, as well as data network service revenues, are recognized as the services are performed. Unearned revenue consists primarily of prepaid electronic commerce and advertising fees and annual prepaid subscription fees billed in advance.


Consistent with the provisions of EITF Issue No. 99-19, "Reporting Revenue Gross As A Principal Versus Net As An Agent," BigString recognizes revenue as a principal from advertising and marketing affiliations. BigString shares any revenue generated from advertising and marketing affiliations with the "active users" of its email services, as defined. Fifty percent of the revenue generated from advertising and marketing affiliations will be distributed to the "active users" in amounts that will be determined by BigString and based on the registered subscriber's status and up to twenty percent of such revenue will be distributed as referral fees to those users who participated in the referral source of the advertising revenue. Accordingly, corresponding distributions to "active users" and referral fees are recorded as a reduction of gross revenue.


DEPRECIATION
------------

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is calculated primarily using the straight-line method over their estimated useful lives of these assets. Property, plant and equipment are reviewed periodically for possible impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

STOCK BASED COMPENSATION
------------------------

BigString issues shares of common stock to non-employees as stock-based compensation. BigString accounts for the services using the fair market value of the services rendered. For the nine months ended September 30, 2005, BigString issued 50,000 shares of its common stock and recorded compensation expense of $12,500 in connection with the issuance of these shares.

INCOME TAXES
------------

BigString accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable to future years to the differences between the financial statement carrying amounts and the tax basis of reported assets and liabilities.

The principal items giving rise to deferred taxes are timing differences between book and tax amortization of intangible assets which are not currently deductible for income tax purposes and

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
                          (A DEVELOPMENT STAGE COMPANY)
                                   (UNAUDITED)

temporary differences caused by capitalization of start-up expenditures as required by Section 195 of the Internal Revenue Code of 1986, as amended.

RESEARCH AND DEVELOPMENT
------------------------

Research and development costs are expensed as incurred, and are included in selling, general and administrative expenses. All research and development is performed internally for the benefit of BigString. BigString does not perform such activities for others. BigString had software licensing costs of $11,185 and site development costs of $36,250 for the nine months ended September 30, 2005, as compared to software licensing costs of $1,731 and site development costs of $51,000 for the nine months ended September 30, 2004. These costs have been incurred in conjunction with the development of the e-mail products which BigString now offers.

EVALUATION OF LONG-LIVED ASSETS
-------------------------------

BigString reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with the guidance provided in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". If the carrying value of the long-lived asset exceeds the present value of the related estimated future cash flows, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

EARNINGS (LOSS) PER COMMON SHARE
--------------------------------

Basic (loss) per common share is computed by dividing net (loss) by the weighted average number of common shares outstanding during the specified period. Diluted
(loss) per common share is computed by dividing net (loss) by the weighted average number of common shares and potential common shares outstanding during the specified period. All potentially dilutive securities have been excluded from the computation, as their effect is antidilutive.

BUSINESS COMBINATIONS
---------------------

Business combinations which have been accounted for under the purchase method of accounting include the results of operations of the acquired business from the date of acquisition. Net assets of the companies acquired are recorded at their fair value at the date of acquisition.

GOODWILL AND OTHER INTANGIBLES
------------------------------

In June 2001, the Financial Accounting Standards Board issued SFAS No. 142, "Goodwill and other Intangible Assets." SFAS No. 142 specifies the financial accounting and reporting for acquired goodwill and other intangible assets. Goodwill and intangible assets that have indefinite useful lives are not amortized but rather they are tested at least annually for impairment unless certain impairment indicators are identified.

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
                          (A DEVELOPMENT STAGE COMPANY)
                                   (UNAUDITED)

2.    PROPERTY AND EQUIPMENT

Property and equipment consist of the following:


                                              September 30,       December 31,
                                                   2005               2004
                                                   ----               ----
                                               (unaudited)
         Computer equipment and
             internal software                   $ 61,779           $ 16,106
         Furniture and fixtures                     3,103              3,103
                                                 --------           --------
                                                   64,882             19,209
         Less accumulated depreciation              6,177              1,853
                                                 --------           --------
                                                 $ 58,705           $ 17,356
                                                 ========           ========


Depreciation expense for the nine months ended September 30, 2005 and 2004 was $3,397 and $1,168, respectively.

GOODWILL AND OTHER INTANGIBLES
------------------------------


Other intangibles include patent fees. Amounts assigned to these intangibles have been determined by management. Management considered a number of factors in determining the allocations. Other intangibles are being amortized over 5 years. Amortization expense was $720,000 and $200,000 for the nine months ended September 30, 2005 and 2004, respectively.


Other intangible assets as of September 30, 2005 consist of the following:


               Patent Application; Trademark          $4,803,067
               Accumulated amortization                1,160,281
                                                      ----------
                                                      $3,642,786
                                                      ==========


3.    COMMON STOCK


On January 1, 2005, BigString granted two warrants to two consultants, as payment for advisory services. Each warrant provides for the purchase of 50,000 shares of BigString's common stock at an exercise price of $.25 per share. Each of these warrants is due to expire on January 1, 2007. BigString believes the exercise price of the warrants was equal to the fair value of the underlying shares of common stock at the time of issuance based on the sale of common stock to third parties. In connection with the issuance of these warrants, BigString recorded an expense of $12,500 which is included in BigString's unaudited statement of operations for the nine months ended September 30, 2005.


On September 23, 2005, BigString granted two warrants to a consultant, as payment for advisory services. One warrant is to purchase 1,246,707 shares of common stock with a per share exercise price of $0.16, and the second warrant is to purchase 1,196,838 shares of common stock

                      BIGSTRING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
                          (A DEVELOPMENT STAGE COMPANY)
                                   (UNAUDITED)


with a per share exercise price of $0.20. Each of these warrants is due to expire on September 23, 2010. BigString believes the exercise price of the warrants was equal to the fair value of the underlying shares of common stock at the time of issuance based on the sale of common stock to third parties. In connection with the issuance of these warrants, BigString recorded an expense of $438,841 which is included in BigString's unaudited statement of operations for the nine months ended September 30, 2005.


For the nine month period ended September 30, 2005, BigString conducted several private placements pursuant to which it sold 922,000 shares of its common stock at a per share purchase price of $0.25 and 9,448,125 shares of its common stock at a per share purchase price of $0.16. As a result of these private placements, BigString received $1,742,200 in gross proceeds. For the nine month period ended September 30, 2005, two warrants were exercised and, in connection therewith, BigString issued 45,000 shares of common stock. As a result of the exercise of these two warrants, BigString received $11,250 in gross proceeds. For the nine month period ended September 30, 2005, BigString also issued 50,000 shares of its common stock to a non-employee as stock-based compensation. BigString accounts for the services using the fair market value of the services rendered. BigString recorded compensation expense of $12,500 in connection with the issuance of these shares.

4.    COMMITMENTS AND CONTINGENCIES

BigString leases its facility which require BigString to pay certain executory costs (such as insurance and maintenance)

Future minimum lease payments for operating leases are approximately as follows:

                     Years Ending
                     December 31,
                     ------------
                          2005                $10,050

Rental expense was approximately $12,789 and $10,567 for the nine months ended September 30, 2005 and 2004, respectively.

                              EMAIL EMISSARY, INC.

                              FINANCIAL STATEMENTS

                         FOR THE PERIOD JANUARY 1, 2004
                                     THROUGH
                                  JULY 16, 2004

                          FOR THE PERIOD AUGUST 7, 2003
                               (DATE OF FORMATION)
                                     THROUGH
                                DECEMBER 31, 2003

                                       AND

                          FOR THE PERIOD AUGUST 7, 2003
                               (DATE OF FORMATION)
                                     THROUGH
                                  JULY 16, 2004

                Report of Independent Registered Accounting Firm

To the Board of Directors and Shareholder of Email Emissary Inc.
Sea Girt, New Jersey

We have audited the accompanying balance sheets of Email Emissary Inc. (the "Company") (a development stage company) as of July 16, 2004 and December 31, 2003 and the related statements of operations, stockholders' equity and cash flows for the period January 1, 2004 through July 16, 2004, for the period August 7, 2003 (Date of Formation) through December 31, 2003 and for the period August 7, 2003 (Date of Formation) through July 16, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of July 16, 2004 and December 31, 2003, and the results of its operations and cash flows for the period January 1, 2004 through July 16, 2004, the period August 7, 2003 (Date of Formation) through December 31, 2003, and for the period August 7, 2003 (Date of Formation) through July 16, 2004, in conformity with accounting principles generally accepted in the United States of America.

WIENER, GOODMAN & COMPANY, P.C.

Eatontown, New Jersey
November 22, 2005

                              EMAIL EMISSARY, INC.
                                 BALANCE SHEETS
                          (A Development Stage Company)

                                                                       July 16,     December 31,
                                                                         2004           2003
                                                                       --------     ------------
                                     ASSETS

Current assets:
    Cash and cash equivalents                                          $  2,790       $    968
                                                                       --------       --------

             TOTAL ASSETS                                              $  2,790       $    968
                                                                       ========       ========

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
    Due from affiliates                                                $    700       $    700
    Shareholder loans                                                     1,917            837
    Unearned revenue                                                      3,240            114
                                                                       --------       --------
         Total current liabilities                                        5,857          1,651
                                                                       --------       --------

Commitments and contingencies

Stockholders' deficiency:
    Common stock, $.001 par value - authorized 10,000,000 shares;
       outstanding 5,000,000 shares                                       5,000          5,000
    Subscription receivable                                                             (5,000)
    Deficit accumulated during the development stage                     (8,067)          (683)
                                                                       --------       --------

         Total stockholders' deficiency                                  (3,067)          (683)
                                                                       --------       --------

             TOTAL LIABILITIES AND STOCKHOLDERS'
             DEFICIENCY                                                $  2,790       $    968
                                                                       ========       ========

                        See notes to financial statements

                              EMAIL EMISSARY, INC.
                            STATEMENTS OF OPERATIONS
                          (A Development Stage Company)

                                                       Period                  Period                    Period
                                                  January 1, 2004       August 7, 2003 (date      August 7, 2003 (date
                                                  through July 16,     of formation) through     of formation) through
                                                        2004             December 31, 2003           July 16, 2004
                                                  ----------------     ---------------------     ---------------------
Net sales                                            $       820             $    20,096               $    20,916
                                                     -----------             -----------               -----------

Costs and expenses:
     Selling, general and administrative
       expenses                                            8,204                  20,779                    28,983
                                                     -----------             -----------               -----------

Net loss                                             $    (7,384)            $      (683)              $    (8,067)
                                                     ===========             ===========               ===========

Loss per common share - basic and
  diluted                                            $        --             $        --               $        --
                                                     ===========             ===========               ===========

Weighted average common shares
  outstanding - basic and diluted                      5,000,000               5,000,000                 5,000,000
                                                     ===========             ===========               ===========

                        See notes to financial statements

                              EMAIL EMISSARY, INC.
                 STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                          (A Development Stage Company)

                                                                                                                   Deficit
                                                                                                                 Accumulated
                                                                                                                 During the
                                                                    Common Stock             Subscriptions       Development
                                           Total         No. of Shares         Amount          Receivable           Stage
                                        -----------      -------------      -----------      -------------      ------------
Balance, August 7, 2003                 $                                   $                 $                 $

Issuance of common stock
   (at $.001 per share)                                     5,000,000             5,000            (5,000)

Net loss                                       (683)                                                                   (683)
                                        -----------       -----------       -----------       -----------       -----------
Balance, December 31, 2003                     (683)        5,000,000             5,000            (5,000)             (683)

Proceeds from sale of common stock            5,000                                                 5,000

Net loss                                     (7,384)                                                                 (7,384)
                                        -----------       -----------       -----------       -----------       -----------
Balance, July 16, 2004                  $    (3,067)        5,000,000       $     5,000       $        --       $    (8,067)
                                        ===========       ===========       ===========       ===========       ===========

                        See notes to financial statements

                              EMAIL EMISSARY, INC.
                            STATEMENTS OF CASH FLOWS
                          (A Development Stage Company)

                                                                                   For the Period            For the Period
                                                                                   August 7, 2003            August 7, 2003
                                                         For the Period          (date of formation)       (date of formation)
                                                         January 1, 2004           through December         through July 16,
                                                      through July 16, 2004           31, 2003                    2004
                                                      ---------------------      -------------------        ------------------
Cash flows from operating activities:
     Net loss                                               $  (7,384)               $    (683)                 $  (8,067)

     Change in operating assets and liabilities:
         Increase in unearned revenue                           3,126                      114                      3,240
                                                            ---------                ---------                  ---------

     Net cash used in operating activities:                    (4,258)                    (569)                    (4,827)
                                                            ---------                ---------                  ---------

Cash flows from financing activities:
     Proceeds from affiliates                                                              700                        700
     Proceeds from shareholders                                 3,500                      837                      4,337
     Proceeds from issuance of common stock                     5,000                                               5,000
     Payment to shareholders                                   (2,420)                                             (2,420)
                                                            ---------                ---------                  ---------

     Net cash provided by finance activities                    6,080                    1,537                      7,617
                                                            ---------                ---------                  ---------

Net increase in cash                                            1,822                      968                      2,790

Cash - beginning of period                                        968
                                                            ---------                ---------                  ---------

Cash - end of period                                        $   2,790                $     968                  $   2,790
                                                            =========                =========                  =========

                        See notes to financial statements

                              EMAIL EMISSARY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 16, 2004
                          (A DEVELOPMENT STAGE COMPANY)

1.    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION
------------

Email Emissary Inc., (the "Company") was incorporated in the State of Oklahoma on August 7, 2003 to develop technology that would allow the user of email services to have comprehensive control, security and privacy relating to the email generated by the user.

The Company is considered a development stage enterprise as defined in Financial Accounting Standards Board (the "FASB") Statement No. 7. "Accounting and Reporting for Development Stage Companies." The Company has limited revenue and there is no assurance the technology developed by the Company will be commercially successful, or that the Company will achieve a profitable level of operations.

USE OF ESTIMATES
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION
-------------------

The Company recognizes online revenue over the period that services are provided. Other revenues, which consist principally of electronic commerce and network service revenues, are recognized as the services are performed. Unearned revenue consists primarily of prepaid electronic commerce and annual prepaid subscription fees billed in advance.

INCOME TAXES
------------

The shareholders of the Company consented that the Company be treated as an S Corporation for federal income tax purposes and as a small business corporation under Oklahoma State Corporate Tax Law. Accordingly, the company will not account for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates for differences between the financial statement carrying amounts and the tax basis of reported assets and liabilities.

RESEARCH AND DEVELOPMENT
------------------------

Research and development expenses are expensed as incurred, and are included in selling, general and administrative expenses. All research and development is performed internally for the benefit of the Company. The Company does not perform such activities for others. The Company had no site developments costs for the period January 1, 2004 through July 16, 2004,

                              EMAIL EMISSARY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 16, 2004
                          (A DEVELOPMENT STAGE COMPANY)

$19,000 of site development costs for the period August 7, 2003 (date of formation) through December 31, 2003 and $19,000 of site development costs for the period August 7, 2003 (date of formation) through July 16, 2004. These costs have been incurred in conjunction with the development of the Company's email products.

PATENT FEES
-----------

Management determined that due to the fast evolution of technology, future benefit from patents was not readily determinable and therefore are expensed as incurred and are included in selling, general and administrative expenses. The Company paid patent fee costs of $3,500 for the period January 1, 2004 through July 16, 2004, $-0- for the period August 7, 2003 (date of formation) through December 31, 2003 and $3,500 for the period August 7, 2003 (date of formation) through July 16, 2004.

LOSS PER COMMON SHARE
---------------------

Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the year. Diluted loss per common share is computed by dividing net loss by the weighted average number of common shares and potential common shares outstanding during the year. All potentially dilutive securities have been excluded from the computation, as their effect is anitdilutive.

NEW FINANCIAL ACCOUNTING STANDARDS
----------------------------------

The Company does not expect that the adoption of other recent accounting pronouncements will have a material effect on its financial statements.

2.    RELATED PARTY TRANSACTIONS

      (a)   Due to an Affiliated Company:

            During the period August 7, 2003 (date of formation) through December 31, 2003, the Company borrowed $700 from an affiliated company to pay various expenses.

      (b)   Loans from Shareholders:

            During the period August 7, 2003 (date of formation) through December 31, 2003, the Company borrowed $837 from shareholders to pay various expenses. The loans are unsecured, interest free and no fixed terms of repayment exist, but the intent is of a short term nature. The shareholders have deferred their right to claim repayment of the amount owing to them by the Company until the Company's assets fairly valued, exceeds its liabilities.

            During the period January 1, 2004 through July 16, 2004, the Company borrowed an additional $3,500 from a shareholder to pay various expenses. The Company paid back to shareholders $2,420 during this period. The loan is unsecured,

                              EMAIL EMISSARY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 16, 2004
                          (A DEVELOPMENT STAGE COMPANY)

            interest free and no fixed terms of repayment exist, but the intent is of a short term nature. The shareholder has deferred his right to claim repayment of the amount owing to him by the Company until the Company's assets fairly valued, exceeds its liabilities.

3.    COMMON STOCK

In August 2003, the month of the Company's formation, the Company issued 5,000,000 shares of its commons stock, $.001 par value, to the Company's shareholders.

4.    SUBSEQUENT EVENTS

On July 16, 2004, 100% of the Company's common stock was purchased by BigString Corporation ("BigString") for 20,000,000 shares of BigString's common stock. BigString is a company that developed similar technology that would allow the user to email services to have comprehensive control, security and privacy relating to the email generated by the user. The Company now operates as a subsidiary of BigString.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

      Sections 145(a) and (b) of the Delaware General Corporation Law permit us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful; provided, that with respect to actions or suits brought on our behalf, the person may only be indemnified with respect to expenses (including attorneys' fees) and may not be indemnified with respect to any claim, issue or matter for which the person is adjudged to be liable unless a court determines otherwise. Under Section 145(c) of the Delaware General Corporation Law, to the extent that one of our present or former directors or officers is successful on the merits or otherwise in defense of any of these actions, suits or proceedings, or in defense of any claim, issue or matter, the director or officer shall be indemnified against expenses (including attorneys' fees) that the director or officer actually and reasonably incurs because of the action, suit or proceeding.

      Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

      As permitted under Delaware law, Article Seventh of our certificate of incorporation provides that our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

-     any breach of their duty of loyalty to BigString or its stockholders;

- acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

- unlawful payments of dividends or unlawful stock repurchases or redemptions; or

- any transaction from which the director derived an improper personal benefit.

      This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

      Article XI of our amended and restated by-laws requires us to indemnify our officers, directors, employees and agents to the fullest extent allowed by
Section 145 of the Delaware General Corporation Law. Further, our amended and restated by-laws permit our board of directors to advance funds pending disposition of any action, suit or proceeding.

      In addition to the indemnification provided for in our certificate of incorporation and amended and restated by-laws, we may enter into indemnification agreements with our existing and future directors and officers. We also may obtain liability insurance for the benefit of our directors and officers.

      See Article XI of our amended and restated by-laws, filed as Exhibit 3.2 to this registration statement, for a complete description of the indemnification provided by BigString to its directors and officers.

Item 25.  Other Expenses of Issuance and Distribution.

       SEC registration fee .........................................   $    860

       Accounting fees and expenses (estimated) .....................     20,000

       Legal fees and expenses (estimated) ..........................     75,000

       Printing and engraving costs (estimated) .....................      7,500

       Blue Sky fees and expenses (estimated) .......................      2,500

       Transfer Agent and Registrar fees and expenses (estimated) ...      2,500

       Miscellaneous costs and expenses (estimated) .................     10,000
                                                                        --------

       Total (estimated) ............................................   $118,360
                                                                        ========

      All of the expenses associated with the registration of securities covered by this registration statement will be paid by BigString.

Item 26. Recent Sales of Unregistered Securities.

      Since its inception on October 8, 2003, BigString has issued a total of 52,770,125 shares of its common stock. These shares were issued in reliance on the exemptions from registration provided by Rules 504 and 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Set forth in the table and discussion below is additional information with respect to the issuances of the unregistered shares.

-----------------------------------------------------------------------------------------
Date of Issuance       Name of Stockholder                      Number of Shares Issued
-----------------------------------------------------------------------------------------
October 10, 2003       Darin M. Myman                                   4,000,000
-----------------------------------------------------------------------------------------
                       Kieran Vogel                                       225,000
-----------------------------------------------------------------------------------------
                       Alfred Pantaleone                                8,000,000
-----------------------------------------------------------------------------------------
                       Jo Myman                                         1,000,000
-----------------------------------------------------------------------------------------
                       Peter DeAngelis                                    800,000
-----------------------------------------------------------------------------------------
                       Nirad Technology                                   400,000
-----------------------------------------------------------------------------------------
                       Adam M. Kotkin                                   1,000,000
-----------------------------------------------------------------------------------------
                       Todd M. Ross                                     1,500,000
-----------------------------------------------------------------------------------------
                       Craig Myman                                      2,000,000
-----------------------------------------------------------------------------------------
                       Gerri Yellen                                       175,000
-----------------------------------------------------------------------------------------
                       Marc Dutton                                        530,000
-----------------------------------------------------------------------------------------
                       Brad Zelenitz                                      170,000
-----------------------------------------------------------------------------------------
                       Lee Rosenberg                                    1,000,000
-----------------------------------------------------------------------------------------
                       Justin Daniels                                     100,000
-----------------------------------------------------------------------------------------
                       Thierry Maniase                                    300,000
-----------------------------------------------------------------------------------------
                       William Finkel                                      10,000
-----------------------------------------------------------------------------------------
December 9, 2003       Randee Gordon and Jonathan Gordon                   40,000
-----------------------------------------------------------------------------------------
March 4, 2004          Thomas C. Sunday Jr.                                 4,000
-----------------------------------------------------------------------------------------
                       Thomas C. Sunday                                     8,000
-----------------------------------------------------------------------------------------
                       Thomas and Mary Ann Zukowski                        20,000
-----------------------------------------------------------------------------------------
                       Brad T. Zukowski                                    12,000
-----------------------------------------------------------------------------------------
May 28, 2004           Lillian Vogel and Peter Albanese                    24,000
-----------------------------------------------------------------------------------------
                       Lillian Darsey Vogel                                28,000
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
Date of Issuance       Name of Stockholder                      Number of Shares Issued
-----------------------------------------------------------------------------------------
June 3, 2004           Alan Kerr                                            4,000
-----------------------------------------------------------------------------------------
                       Richard Iglesias                                     8,000
-----------------------------------------------------------------------------------------
                       Lorraine Preston                                     8,000
-----------------------------------------------------------------------------------------
                       Michael Misson                                       8,000
-----------------------------------------------------------------------------------------
                       Ronny Hachadcorian                                  20,000
-----------------------------------------------------------------------------------------
                       Harvey M. Goldfarb                                  40,000
-----------------------------------------------------------------------------------------
                       Marc Dutton                                         80,000
-----------------------------------------------------------------------------------------
                       Philip Goldin                                       20,000
-----------------------------------------------------------------------------------------
                       Dr. Michael Hearns                                  20,000
-----------------------------------------------------------------------------------------
                       Murray and Cheryl Grashow                           20,000
-----------------------------------------------------------------------------------------
                       Dale W. Dressler                                    20,000
-----------------------------------------------------------------------------------------
June 6, 2004           Carl Arndt Krapp                                    40,000
-----------------------------------------------------------------------------------------
                       Brett Goldin                                        40,000
-----------------------------------------------------------------------------------------
                       David Pisetzner                                     20,000
-----------------------------------------------------------------------------------------
                       Stephen C. Nitti                                    10,000
-----------------------------------------------------------------------------------------
                       Bradley Zelenitz                                    20,000
-----------------------------------------------------------------------------------------
June 15, 2004          Paul Levis (Warrant-unexercised)                    15,000
-----------------------------------------------------------------------------------------
                       Steve Hoffman (Warrant-exercised;                   15,000
                       See February 22, 2005)
-----------------------------------------------------------------------------------------
                       H. Joseph Sgroi (Warrant-exercised;                 30,000
                       See March 11, 2005)
-----------------------------------------------------------------------------------------
July 16, 2004          Darin M. Myman                                   4,000,000
-----------------------------------------------------------------------------------------
                       David Daniels                                    4,000,000
-----------------------------------------------------------------------------------------
                       Deborah Daniels                                  4,000,000
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
Date of Issuance       Name of Stockholder                      Number of Shares Issued
-----------------------------------------------------------------------------------------
                       Charles Handshy, Jr.                             4,000,000
-----------------------------------------------------------------------------------------
                       June Handshy                                     4,000,000
-----------------------------------------------------------------------------------------
August 1, 2004         John Delery (for services)                           5,000
-----------------------------------------------------------------------------------------
                       David Shapiro                                       20,000
-----------------------------------------------------------------------------------------
                       Bradley Zelenitz                                    20,000
-----------------------------------------------------------------------------------------
                       Paul A. Levis PSP                                   40,000
-----------------------------------------------------------------------------------------
                       Steven Gilden                                       20,000
-----------------------------------------------------------------------------------------
                       H. Joseph Sgroi                                     84,000
-----------------------------------------------------------------------------------------
                       Steven Hoffman                                      40,000
-----------------------------------------------------------------------------------------
                       Neil Zelenitz                                       20,000
-----------------------------------------------------------------------------------------
                       Eric J. Sarner                                      20,000
-----------------------------------------------------------------------------------------
                       Michael Skurnick                                    20,000
-----------------------------------------------------------------------------------------
                       Arnold Boritz                                       32,000
-----------------------------------------------------------------------------------------
                       Sharon Wagner                                       20,000
-----------------------------------------------------------------------------------------
                       Howard Greene                                       40,000
-----------------------------------------------------------------------------------------
                       Howard Greene (for services)                       180,000
-----------------------------------------------------------------------------------------
December 20, 2004      Howard Haberman                                     20,000
-----------------------------------------------------------------------------------------
January 1, 2005        Paul Quintal (Warrant-unexercised)                  50,000
-----------------------------------------------------------------------------------------
                       Barbara Musco (Warrant-unexercised)                 50,000
-----------------------------------------------------------------------------------------
February 22, 2005      Steven Hoffman (Exercise of Warrant)                15,000
-----------------------------------------------------------------------------------------
March 11, 2005         H. Joseph Sgroi (Exercise of Warrant)               30,000
-----------------------------------------------------------------------------------------
April 15, 2005         Harvey M. Goldfarb                                  40,000
-----------------------------------------------------------------------------------------
                       Marc Dutton                                         40,000
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
Date of Issuance       Name of Stockholder                      Number of Shares Issued
-----------------------------------------------------------------------------------------
                       Stephen C. Nitti                                    10,000
-----------------------------------------------------------------------------------------
                       Barbara Musco (for services)                        50,000
-----------------------------------------------------------------------------------------
                       Barbara Musco                                       80,000
-----------------------------------------------------------------------------------------
                       Susan Baran                                        600,000
-----------------------------------------------------------------------------------------
                       Adam Schaffer                                       20,000
-----------------------------------------------------------------------------------------
                       Jeffrey Kay                                         52,000
-----------------------------------------------------------------------------------------
                       Lee Rosenberg                                       40,000
-----------------------------------------------------------------------------------------
June 29, 2005          Adam Schaffer                                       20,000
-----------------------------------------------------------------------------------------
                       Jeffrey Kay                                         20,000
-----------------------------------------------------------------------------------------
July 20, 2005          Barbara Musco                                      125,000
-----------------------------------------------------------------------------------------
                       Thomas Shields                                     625,000
-----------------------------------------------------------------------------------------
                       Nicholas Codispoti                                 375,000
-----------------------------------------------------------------------------------------
                       Nicholas Codispoti, IRA Account                    375,000
-----------------------------------------------------------------------------------------
                       Nicholas Codispoti, President, Codispoti           750,000
                       Foundation
-----------------------------------------------------------------------------------------
                       Dean G. Corsones                                   312,500
-----------------------------------------------------------------------------------------
                       Jon M. Conahan                                   1,250,000
-----------------------------------------------------------------------------------------
                       Theodore Fadool Jr.                                581,250
-----------------------------------------------------------------------------------------
                       David A. Arledge                                 1,250,000
-----------------------------------------------------------------------------------------
                       David Matthew Arledge                              125,000
-----------------------------------------------------------------------------------------
                       Charles Scott Guerrieri                            312,500
-----------------------------------------------------------------------------------------
                       Todd M. Ross                                       125,000
-----------------------------------------------------------------------------------------
July 31, 2005          Herd Family Partnership                             31,250
-----------------------------------------------------------------------------------------
                       Sara Pasquarello                                    31,250
-----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Date of Issuance       Name of Stockholder                                Number of Shares Issued
--------------------------------------------------------------------------------------------------------
                       Ronald Herd                                                   38,750
--------------------------------------------------------------------------------------------------------
                       Glen Herd                                                     15,625
--------------------------------------------------------------------------------------------------------
August 10, 2005        James R. Kaufman and Barbara Kaufman                         312,500
--------------------------------------------------------------------------------------------------------
                       Shefts Family LP                                             625,000
--------------------------------------------------------------------------------------------------------
                       Marc Sandusky                                                 62,500
--------------------------------------------------------------------------------------------------------
                       Jeffrey M. Barber and Jo Ann Barber                          312,500
--------------------------------------------------------------------------------------------------------
                       Michael Dewhurst                                             125,000
--------------------------------------------------------------------------------------------------------
                       David and Kim Prado                                          312,500
--------------------------------------------------------------------------------------------------------
                       Joel Marcus                                                  312,500
--------------------------------------------------------------------------------------------------------
                       Richard and George Petrone                                    62,500
--------------------------------------------------------------------------------------------------------
                       AJW New Millennium Offshore, LTD                             430,313
--------------------------------------------------------------------------------------------------------
                       AJW Qualified Partners, LLC                                  299,531
--------------------------------------------------------------------------------------------------------
                       AJW Partners, LLC                                            101,250
--------------------------------------------------------------------------------------------------------
                       New Millennium Capital Partners II, LLC                       12,656
--------------------------------------------------------------------------------------------------------
                       Mark Yutko                                                   156,250
--------------------------------------------------------------------------------------------------------
September 23, 2005     Shefts Associates, Inc.  (Warrant-unexercised)             1,246,707
--------------------------------------------------------------------------------------------------------
                       Shefts Associates, Inc.  (Warrant-unexercised)             1,196,838
--------------------------------------------------------------------------------------------------------


Details of Issuance of Shares of Our Common Stock in Connection with the Acquisition of EmailEmissary, Inc.

      On July 16, 2004, we issued 4,000,000 shares of our common stock to each of Darin M. Myman, the President and Chief Executive Officer and a director of BigString, David Daniels, the Chief Technology Officer and a director of BigString, Deborah Daniels, Mr. Daniel's wife,

Charles A. Handshy, Jr., the Chief Information Officer and a director of BigString and June Handshy, Mr. Handshy's wife, for their shares of EmailEmissary, Inc. common stock. As a result of these stock acquisitions, BigString became the owner of 100% of the outstanding common stock of EmailEmissary, Inc. These shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

Details of Issuance of Shares of Our Common Stock in Connection With Advisory Services

      We periodically issue shares of our common stock in lieu of cash payments to consultants.

      On August 1, 2004, we issued 5,000 shares to John Delery for his services to BigString. On August 1, 2004, we issued 180,000 shares to Howard Greene for his public relations, advertising and business advisory services. On April 15, 2005, we issued 50,000 shares to Barbara Musco for her business advisory services. The registered public accounting firm has valued each of the shares issued for advisory services at $.21 a share. All of these shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

Details of Issuance of Shares of Our Common Stock to Investors

      On October 10, 2003, we sold 21,210,000 shares of common stock to Darin M. Myman, Kieran Vogel, Alfred Pantaleone, Jo Myman, Peter DeAngelis, Nirad Technology, Adam M. Kotkin, Todd M. Ross, Craig Myman, Gerri Yellen, Marc Dutton, Brad Zelenitz, Lee Rosenberg, Justin Daniels, Thierry Maniase and William Finkel. These shares were sold at $.000001 per share. The total proceeds received by BigString as a result of the sale of these shares was $21.21. These shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act.

      On December 9, 2003, we sold 40,000 shares of common stock to Randee Gordon and Jonathan Gordon. These shares were sold at $.25 per share. The total proceeds received by BigString as a result of the sale of these shares was $10,000. These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D of the Securities Act.

      On March 4, 2004, we sold 44,000 shares of common stock to Thomas C. Sunday, Jr., Thomas C. Sunday, Thomas and Mary Ann Zukowski and Brad T. Zukowski. These shares were sold at $.25 per share. The total proceeds received by BigString as a result of the sale of these shares was $11,000. These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D of the Securities Act.

      On May 28, 2004, we sold 52,000 shares of common stock to Lillian Vogel and Peter Albanese, and Lillian Darsey Vogel. These shares were sold at $.25 per share. The total proceeds received by BigString as a result of the sale of these shares was $13,000. These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D of the Securities Act.

      On June 3, 2004, we sold 248,000 shares of common stock to Alan Kerr, Richard Iglesias, Lorraine Preston, Michael Misson, Ronny Hachadcorian, Harvey
M. Goldfarb, Marc Dutton, Philip Goldin, Dr. Michael Hearns, Murray and Cheryl Grashow and Dale W. Dressler. These shares were sold at $.25 per share. The total proceeds received by BigString as a result of the sale of these shares was $62,000. These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D of the Securities Act.

      On June 6, 2004, we sold 130,000 shares of common stock to Carl Arndt Krapp, Brett Goldin, David Pisetzner, Stephen C. Nitti and Bradley Zelenitz. These shares were sold at $.25 per share. The total proceeds received by BigString as a result of the sale of these shares was $32,500. These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D of the Securities Act.

      On August 1, 2004, we sold 376,000 shares of common stock to John Delery, David Shapiro, Bradley Zelenitz, Paul A. Levis PSP, Steven Gilden, H. Joseph Sgroi, Steven Hoffman, Neil Zelenitz, Eric J. Sarner, Michael Skurnick, Arnold Boritz, Sharon Wagner and Howard Greene. These shares were sold at $.25 per share. The total proceeds received by BigString as a result of the sale of these shares was $94,000. These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D of the Securities Act.

      On December 20, 2004, we sold 20,000 shares of common stock to Howard Haberman. These shares were sold at $.25 per share. The total proceeds received by BigString as a result of the sale of these shares was $5,000. These shares were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D of the Securities Act.

      On April 15, 2005, we sold 882,000 shares of common stock to Harvey M. Goldfarb, Marc Dutton, Stephen C. Nitti, Barbara Musco, Susan Baran, Adam Schaffer, Jeffrey Kay and Lee Rosenberg. These shares were sold at $.25 per share. The total proceeds received by BigString as a result of the sale of these shares was $220,500. These shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

      On June 29, 2005, we sold 40,000 shares of Common Stock to Adam Schaffer and Jeffrey Kay. These shares were sold at $.25 per share. The total proceeds received by BigString as a result of the sale of these shares was $10,000. These shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.


      On July 20, 2005, we sold 6,206,250 shares of common stock to Barbara Musco, Thomas Shields, Nicholas Codispoti, Nicholas Codispoti, IRA Account, Nicholas Codispoti, President, Codispoti Foundation, Dean G. Corsones, Jon M. Conahan, Theodore Fadool, Jr., David A. Arledge, David Matthew Arledge, Charles Scott Guerrieri and Todd M. Ross. These shares were sold at $.16 per share. The total proceeds received by BigString as a result of the sale of these shares was $993,000. These shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

      On July 31, 2005, we sold 116,875 shares of common stock to Herd Family Partnership, Sara Pasquarello, Ronald Herd and Glen Herd. These shares were sold at $.16 per share. The total proceeds received by BigString as a result of the sale of these shares was $18,700. These shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

      On August 10, 2005, we sold 3,125,000 shares of common stock to James R. Kaufman and Barbara Kaufman, Shefts Family LP, Marc Sandusky, Jeffrey M. Barber and Jo Ann Barber, Michael Dewhurst, David and Kim Prado, Joel Marcus, Richard and George Petrone, AJW New Millennium Offshore, LTD, AJW Partners, LLC, AJW Qualified Partners, LLC, New Millennium Capital Partners II, LLC and Mark Yutko. These shares were sold at $.16 per share. The total proceeds received by BigString as a result of the sale of these shares was $500,000. These shares were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act.

Details of the Exercise and Issuance of Warrants

      On June 15, 2004, we agreed to grant to 3 consultants, Paul Levis, Steve Hoffman and H. Joseph Sgroi, as payment for advisory services, 3 warrants to purchase 60,000 shares of common stock at an exercise price of $.25 per share. Each of these warrants was set to expire on January 1, 2007. Two of these warrants for 45,000 shares of common stock were subsequently exercised. The total proceeds realized as a result of the exercise of these warrants was $11,250. These warrants and the shares issued thereunder were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

      On January 1, 2005, we agreed to grant to 2 consultants, as payment for advisory services 2 warrants to Paul Quintal and Barbara Musco each of which were to purchase 50,000 shares of common stock at an exercise price of $.25 per share. Each of these warrants is set to expire on January 1, 2007. These warrants were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act.

      On September 23, 2005 we agreed to grant to a consultant, Shefts Associates, Inc., as payment for advisory services 2 warrants. One warrant is to purchase 1,246,707 shares of common stock with a per share exercise price of $0.16, and the second warrant is to purchase 1,196,838 shares of common stock with a per share exercise price of $0.20. Each of these warrants is set to expire on September 23, 2010. These warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

      The issuance of securities in the transactions described above were deemed exempt from registration under the Securities Act in reliance on Section 4(2) or Regulation D promulgated thereunder as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their level of sophistication or status as an accredited investor and their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about us or had access, through employment or other relationships, to such information.

Item 27. Index to Exhibits

      The following exhibits are filed as part of this registration statement:

   Exhibit No.                          Description of Exhibit
   -----------                          ----------------------

       *3.1.1 Certificate of Incorporation of BigString, placed into effect on October 8, 2003.

       *3.1.2 Certificate of Amendment to the Certificate of Incorporation of BigString, placed into effect on July 19, 2005.

       *3.2            Amended and Restated By-laws of BigString.

       *4.1 Specimen certificate representing BigString's common stock, par value $.0001 per share.

       +5.1 Opinion of Giordano, Halleran & Ciesla, a Professional Corporation, including the consent of such counsel.

      *10.1 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW New Millennium Offshore, Ltd.

      *10.2 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW Partners, LLC.

      *10.3 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW Qualified Partners, LLC.


      *10.4 Registration Rights Agreement, dated June 17, 2005, between BigString and David Matthew Arledge.


      *10.5 Registration Rights Agreement, dated June 17, 2005, between BigString and David A. Arledge.

      *10.6 Registration Rights Agreement, dated July 31, 2005, between BigString and Jeffrey M. Barber and Jo Ann Barber.

      *10.7 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti.

      *10.8 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, IRA Account.

      *10.9 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, President, Codispoti Foundation.

      *10.10 Registration Rights Agreement, dated June 17, 2005, between BigString and Jon M. Conahan.

      *10.11 Registration Rights Agreement, dated July 31, 2005, between BigString and Michael Dewhurst.

      *10.12 Registration Rights Agreement, dated June 17, 2005, between BigString and Theodore Fadool, Jr.

      *10.13 Registration Rights Agreement, dated June 17, 2005, between BigString and Charles S. Guerrieri.

      *10.14 Registration Rights Agreement, dated August 9, 2005, between BigString and James R. Kauffman and Barbara Kauffman.

      *10.15 Registration Rights Agreement, dated July 31, 2005, between BigString and Joel Marcus.

      *10.16 Registration Rights Agreement, dated August 10, 2005, between BigString and New Millennium Capital Partners II, LLC.

      *10.17 Registration Rights Agreement, dated July 31, 2005, between BigString and Richard and Georgia Petrone.

      *10.18 Registration Rights Agreement, dated July 31, 2005, between BigString and David and Kim Prado.

      *10.19 Registration Rights Agreement, dated August 4, 2005, between BigString and Marc Sandusky.

      *10.20 Registration Rights Agreement, dated August 6, 2005, between BigString and Shefts Family LP.

      *10.21 Registration Rights Agreement, dated June 17, 2005, between BigString and Thomas Shields.

      *10.22 Indenture of Lease between BigString, as Tenant, and Brook 35 Office Suites d/b/a Premier Executive Suites, as Landlord, dated November 4, 2003, for the premises located at 2150 Highway 35, Suite 250, Sea Girt, New Jersey 08750.

      *10.23 Indenture of Lease between BigString, as Tenant, and INTERNETworks, as Landlord, dated June 15, 2005, for the premises located at 113 W. Dawes, Suite 111, Bixby, Oklahoma 74008.

      +10.24           Form of Agreement among Selling Stockholders.

      +10.25 Stock Purchase Agreement, dated July 16, 2004, between BigString and Darin M. Myman.

      +10.26 Stock Purchase Agreement, dated July 16, 2004, between BigString and David L. Daniels.

      +10.27 Stock Purchase Agreement, dated July 16, 2004, between BigString and Deborah K. Daniels.

      +10.28 Stock Purchase Agreement, dated July 16, 2004, between BigString and Charles A. Handshy, Jr.

      +10.29 Stock Purchase Agreement, dated July 16, 2004, between BigString and June E. Handshy.

      +10.30 Business Consultant Services Agreement by and between BigString and Shefts Association, Inc.

     **10.31 Indenture of Lease between BigString, as Tenant, and Walter Zimmerer & Son, as Landlord, dated November 1, 2005, for the premises located at 3 Harding Road, Suite F, Red Bank, New Jersey 07701.

      *21.1            Subsidiaries of BigString.


     **23.1 Consent of Wiener, Goodman and Company, independent registered public accountants, as to the report relating to the consolidated financial statements of BigString.

     **23.2 Consent of Wiener, Goodman and Company, independent registered public accountants, as to the report relating to the financial statements of Email Emissary, Inc.

      +23.3 Consent of Giordano, Halleran & Ciesla, a Professional Corporation (filed with Exhibit 5).


      *24.1 Powers of Attorney of officers and directors of BigString (included in the signature page to this registration statement).

      *     Previously filed with the registration statement on August 28, 2005.


      + Previously filed with amendment no. 1 to the registration statement on October 21, 2005.


      ** Filed with amendment no. 2 to the registration statement on December 8, 2005.

Item 28.  Undertakings.

      The undersigned registrant, BigString Corporation (the "Registrant"), hereby undertakes as follows:

      (1) The Registrant will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

            (a) include any prospectus required by Section 10(a)(3) of the Securities Act;

            (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

            (c) include any additional or changed material information on the plan of distribution.

      (2) The Registrant will, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      (4) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, in the Borough of Red Bank, State of New Jersey, on December 8, 2005.


                                           BIGSTRING CORPORATION


                                       By: /s/ Darin M. Myman
                                           -------------------------------------
                                     Name: Darin M. Myman
                                    Title: President and Chief Executive Officer


      In accordance with the requirements of the Securities Act of 1933, as amended, this amendment no. 2 to the registration statement was signed by the following persons in the capacities and on the dates stated.


       Signatures                          Title                       Date
       ----------                          -----                       ----


  /s/ Darin M. Myman          President and Chief Executive     December 8, 2005
-----------------------            Officer and Director
    Darin M. Myman            (Principal Executive Officer)

   /s/ Todd M. Ross              Chief Financial Officer,       December 8, 2005
-----------------------           Treasurer and Director
     Todd M. Ross                (Principal Financial and
                                    Accounting Officer)

           *                            Director                December 8, 2005
-----------------------
     David Daniels

           *                            Director                December 8, 2005
-----------------------
    Adam M. Kotkin

           *                            Director                December 8, 2005
-----------------------
 Charles Handshy, Jr.

       Signatures                          Title                       Date
       ----------                          -----                       ----


           *                            Director                December 8, 2005
-----------------------
      Marc Dutton

           *                            Director                December 8, 2005
-----------------------
     Barbara Musco


* By: /s/ Darin M. Myman
      -------------------
      Darin M. Myman
      As Attorney in Fact

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                     ---------------------------------------

                                    EXHIBITS

                                       To


                               Amendment No. 2 to


                                    FORM SB-2

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                     ---------------------------------------

                              BIGSTRING CORPORATION
                          (Exact name of registrant as
                            specified in its charter)

                     ---------------------------------------

                                INDEX TO EXHIBITS


      The following exhibits are filed as part of this registration statement:

     Exhibit No.                    Description of Exhibit
     -----------                    ----------------------

       *3.1.1 Certificate of Incorporation of BigString, placed into effect on October 8, 2003.

       *3.1.2 Certificate of Amendment to the Certificate of Incorporation of BigString, placed into effect on July 19, 2005.

       *3.2            Amended and Restated By-laws of BigString.

       *4.1 Specimen certificate representing BigString's common stock, par value $.0001 per share.

       +5.1 Opinion of Giordano, Halleran & Ciesla, a Professional Corporation, including the consent of such counsel.

      *10.1 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW New Millennium Offshore, Ltd.

      *10.2 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW Partners, LLC.

      *10.3 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW Qualified Partners, LLC.

      *10.4 Registration Rights Agreement, dated June 17, 2005, between BigString and David Matthew Adredge.

      *10.5 Registration Rights Agreement, dated June 17, 2005, between BigString and David A. Arledge.

      *10.6 Registration Rights Agreement, dated July 31, 2005, between BigString and Jeffrey M. Barber and Jo Ann Barber.

      *10.7 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti.

      *10.8 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, IRA Account.

      *10.9 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, President, Codispoti Foundation.

      *10.10 Registration Rights Agreement, dated June 17, 2005, between BigString and Jon M. Conahan.

      *10.11 Registration Rights Agreement, dated July 31, 2005, between BigString and Michael Dewhurst.

      *10.12 Registration Rights Agreement, dated June 17, 2005, between BigString and Theodore Fadool, Jr.

      *10.13 Registration Rights Agreement, dated June 17, 2005, between BigString and Charles S. Guerrieri.

      *10.14 Registration Rights Agreement, dated August 9, 2005, between BigString and James R. Kauffman and Barbara Kauffman.

      *10.15 Registration Rights Agreement, dated July 31, 2005, between BigString and Joel Marcus.

      *10.16 Registration Rights Agreement, dated August 10, 2005, between BigString and New Millennium Capital Partners II, LLC.

      *10.17 Registration Rights Agreement, dated July 31, 2005, between BigString and Richard and Georgia Petrone.

      *10.18 Registration Rights Agreement, dated July 31, 2005, between BigString and David and Kim Prado.

      *10.19 Registration Rights Agreement, dated August 4, 2005, between BigString and Marc Sandusky.

      *10.20 Registration Rights Agreement, dated August 6, 2005, between BigString and Shefts Family LP.

      *10.21 Registration Rights Agreement, dated June 17, 2005, between BigString and Thomas Shields.

      *10.22 Indenture of Lease between BigString, as Tenant, and Brook 35 Office Suites d/b/a Premier Executive Suites, as Landlord, dated November 4, 2003, for the premises located at 2150 Highway 35, Suite 250, Sea Girt, New Jersey 08750.

      *10.23 Indenture of Lease between BigString, as Tenant, and INTERNETworks, as Landlord, dated June 15, 2005, for the premises located at 113 W. Dawes, Suite 111, Bixby, Oklahoma 74008.

      +10.24           Form of Agreement among Selling Stockholders.

      +10.25 Stock Purchase Agreement, dated July 16, 2004, between BigString and Darin Myman.

      +10.26 Stock Purchase Agreement, dated July 16, 2004, between BigString and David L. Daniels.

      +10.27 Stock Purchase Agreement, dated July 16, 2004, between BigString and Deborah K. Daniels.

      +10.28 Stock Purchase Agreement, dated July 16, 2004, between BigString and Charles A. Handshy, Jr.

      +10.29 Stock Purchase Agreement, dated July 16, 2004, between BigString and June E. Handshy.

      +10.30 Business Consultant Services Agreement by and between BigString and Shefts Associates, Inc.


     **10.31 Indenture of Lease between BigString, as Tenant, and Walter Zimmerer & Son, as Landlord, dated November 1, 2005, for the premises located at 3 Harding Road, Suite F, Red Bank, New Jersey 07701


      *21.1            Subsidiaries of BigString.


     **23.1 Consent of Wiener, Goodman and Company, independent registered public accountants, as to the report relating to the consolidated financial statements of BigString..

     **23.2 Consent of Wiener, Goodman and Company, independent registered public accountants, as to the report relating to the financial statements of Email Emissary, Inc.

      +23.3 Consent of Giordano, Halleran & Ciesla, a Professional Corporation (filed with Exhibit 5).


      *24.1 Powers of Attorney of officers and directors of BigString (included in the signature page to this registration statement).

      *     Previously filed with the registration statement on August 28, 2005.


      + Previously filed with amendment no. 1 to the registration statement on October 21, 2005.

      ** Filed with amendment no. 2 to the registration statement on December 8, 2005.